Exhibit 10.1
DATED September 16, 2008
HANDLEMAN UK LIMITED
and
HANDLEMAN COMPANY INC
as Sellers
and
OAKWOOD DISTRIBUTION LIMITED
as Buyer
ASSET PURCHASE AGREEMENT
for the purchase of part of the
business of Handleman UK Limited and certain related assets
Berwin Leighton Paisner LLP
Adelaide House London Bridge London EC4R 9HA
tel +44 (0)20 7760 1000 fax +44 (0)20 7760 1111

Contents

Clause	Name	Page

1	Definitions and interpretation	1
2	Sale of Business and Assets including the Property	11
3	Excluded assets	13
4	Consideration	13
5	Completion	14
6	Retentions and Retention Accounts	15
7	Business Contracts	19
8	Liabilities	20
9	Apportionments	21
10	Debts	22
11	Licence of Proprietary Software	23
12	Employees	23
13	Warranties and indemnities	25
14	Guarantee	26
15	Assignment and succession	27
16	Post-completion provisions	27
17	Announcements	28
18	VAT	28
19	Information and further assurance	29
20	Rights and remedies of the Buyer	30
21	Waiver	31
22	No merger	31
23	Cumulative rights	31
24	Contracts (Rights of Third Parties) Act 1999	31
25	Costs	31
26	Set-off	31
27	Invalidity	32
28	Counterparts	32
29	Communications	32
30	Entire agreement	34
31	Proper law	34

Schedule	Name	Page

1	Business, Excluded Business and Consideration	35
1	Part 1 The Business	35
1	Part 2 The Excluded Business	35
1	Part 3 Apportionment of Consideration	35

2	The Property	36

3	Schedule 3	37
3	Part 1	37
3	Part 2 US Employees	47
3	Part 3 Non Transferring Employees	48

4	Contracts	49
4	Part 1 Business Contracts	49
4	Part 2 Excluded Business Contracts	51

5	Licences	54

Schedule	Name	Page

6	Motor Vehicles, Plant, US Assets and other assets	55
6	Part 1 Motor Vehicles	55
6	Part 2 Plant	55
6	Part 3 US Assets	55

7	The Leased Assets	57

8	Software	59
8	Part 1 Licensed Software	59
8	Part 2 Proprietary Software	60

9	Schedule 9	62
9	Part 1 Business Intellectual Property Rights	62
9	Part 2 Excluded Business IPR	62

10	Warranties	63

11	Taxation Warranties	75

12	Seller’s protection provisions	77

13	Fixed Assets Register	81
13	Part 1	81

14	Collateral Warranties	89
Schedule 15

Apportionments and adjustments		91
15	Part 1 Anticipated apportionments	91
15	Part 2 Agreed adjustments	92

Execution Page		93

Documents in the Agreed Form
Disclosure Letter
Transitional Services Agreement
Settlement Agreement
Deeds of assignment of registered IPR
Escrow Agreement
Retention Account: Instructions Letter
TR1
Assignment of Collateral Warranties
Legal Opinion in respect of Handleman Company Inc

DATED                    2008
PARTIES
(1)	HANDLEMAN UK LIMITED a company incorporated in England with registered number 00931853 whose registered office is at 27 Leacroft Road Birchwood Warrington Cheshire WA3 6PJ (the “UK Seller”) and HANDLEMAN COMPANY INC, a corporation incorporated in the state of Michigan, USA with registered number 184-670 whose registered office is at 500 Kirts Boulevard Troy MI 48084 USA (the “US Seller”) (together the “Sellers”)

(2)	OAKWOOD DISTRIBUTION LIMITED a company incorporated in England with registered number 5721635 whose registered office is at Tesco House, Delamare Road, Cheshunt, Hertfordshire EN8 9SL (the “Buyer”)
OPERATIVE PROVISIONS
1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Accounts Date” means 28 April 2007 in respect of the UK Seller.

“Anticipated Apportionments” means the net balance of the anticipated apportionments set out in Schedule 15, Part 1 (Anticipated apportionments ) owing from the Sellers to the Buyer and calculated in accordance with the spreadsheet at section 1.9 of the Disclosure Bundle.

“Agreed Adjustments” means the net adjustment to the purchase price as set out in Schedule 15, Part 2 and calculated in accordance with the spreadsheet at section 1.9 of the Disclosure Bundle.

“Agreed Form” means a form agreed between the parties, a copy of which has been initialled for the purpose of identification by or on behalf of the parties.

“Associate” means a Subsidiary Undertaking or Parent Undertaking of that company, and another Subsidiary Undertaking of any Parent Undertaking of the company.

“Audited Accounts” means the audited balance sheet, as at the Accounts Date, and the audited profit and loss account for the financial year ended on the Accounts Date, of the UK Seller including the directors’ report and notes (“financial year” being determined in accordance with section 90 CA 2006).

“Assets” means the assets to be purchased by the Buyer from the Sellers and described in Clause 2.4.

“Assumed Liabilities” as defined in Clause 8.2.

“Back End Software Materials” means the following software applications used in the Business:
(a)	the Channel of Choice software;

(b)	all modifications made to any software licensed from Oracle Corporation; and

(c)	the Demand Change Management Software

(d)	along with the source code for such software and any other materials the Sellers have, in any form, which relate to the creation, modification or support of that software.
“Business” means the business described in Schedule 1, Part 1 (The Business ) carried on by the UK Seller.

“Business Contracts” means those contracts of the Sellers as at Completion in relation to the Business listed in Schedule 4, Part 1 (Business Contracts ) including those contracts listed therein that relate to the Licensed Software listed in Schedule 8, Part 1 (Licensed Software ), and including all contracts relating to Non-Direct Stock listed in Schedule 4, Part 1 (Business Contracts ) but excluding contracts with Employees and excluding the Excluded Business Contracts.

“Business Day” means a day (other than a Saturday or Sunday) on which the clearing banks in the City of London are open for business.

“Business IPR” means any Intellectual Property Rights used or owned by the Sellers principally or exclusively in the operation of the Business including (but not limited to) those listed in Schedule 9, Part 1 (Business Intellectual Property Rights ), but excluding the Excluded Business IPR.

“Business Records” means all books and records including, without limitation, all documents and other material (including all forms of computer or machine readable material) containing information, know-how, techniques, formulae, designs, specifications, drawings, data, manuals and instructions, supplier lists, credit information, catalogues, price lists, sales, marketing and promotional information, mailing lists, the drawings, specifications and operational and maintenance manuals relating to the Property (as referred to in clause 8.11 of the Distribution Agreement), and the business plans and forecasts and stock records relating to the Business but excluding the Retained Business Records.

“Buyer’s Accountants” means PricewaterhouseCoopers LLP of 1 Embankment Place, London, WC2N 6RH, United Kingdom.

“Buyer’s Group” means the Buyer its Parent Undertaking and Subsidiary Undertakings of its Parent Undertaking.

“Buyer’s Solicitors” means Berwin Leighton Paisner LLP, Adelaide House, London Bridge, London EC4R 9HA.

“CA1985” means the Companies Act 1985.

“CA2006” means the Companies Act 2006.

“Channel of Choice” means the suite of software used within the Business referred to as “Channel of Choice”, including the OpenOrders database and Order Management Console and all related utilities, libraries and interfaces, and including the source code for such software and any other materials the Sellers have, in any form, which relate to the creation, modification or support of that software.

“Claims” means all rights and claims of either Seller (or any member of the Sellers’ Group) arising at any time (whether before or after the Transfer Date) out of or in connection with the Business (whether arising under any warranties, conditions, guarantees, indemnities, contracts (in each case whether express or implied) or otherwise howsoever) insofar as they relate to any of the Assets.
“Collateral Warranties” means the collateral warranties in favour of the UK Seller in connection with the development of the Property as listed in Schedule 14 (Collateral Warranties ).

“Companies Acts” means the company law provisions of CA2006, the CA1985, part 2 of the Companies (Audit, Investigations and Community Enterprise) Act 2004, the Companies Consolidation (Consequential Provisions) Act 1985 and the Companies Act 1989 insofar as the same are in force at the date of this Agreement.

“Completion” means completion of the sale and purchase of the Business and the Assets in accordance with Clause 5 (Completion ).

“Consideration” as defined in Clause 4.1.

“Debts” means all debts owing at Completion to either Seller in connection with the carrying on of the Business (whether or not invoiced and whether or not due and payable on such date) but excluding any such debts which fall within the definition of Claims and the uncollected marketing payments/ marked down payments set out in Schedule 14Part 1.

“Disclosure Letter” means the disclosure letter (including the documents scheduled in and attached thereto) dated with the same date as this Agreement from the Sellers to the Buyer relating to the Warranties in the Agreed Form.

“Distribution Agreement” means the distribution agreement between the UK Seller and Tesco Stores Limited dated 13 March 2006.

“Employees” means only those persons employed by the UK Seller in the Business as at Completion who are listed in Part1 of Schedule 3 (Employees ) (and, for the avoidance of doubt, includes Frank Ralko and Nadia Dotsenko).

“Employment Income” means general earnings, employment income and specific employment income for the purposes of the Income Tax (Earnings and Pensions) Act 2003.

“Employment Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

“Employment Claim” means a claim by the Buyer under Clause 6.4.

“Employment Retention” means £350,000 of the Retention.

“Encumbrance” includes a mortgage, charge, pledge, lien, rent charge or other security interest of any description or nature and any interest or legal or equitable right or claim of any third party or any option or right of pre-emption or right of conversion or right of set off, any retention of title or hypothecation and any agreement to create any of the foregoing.

“Escrow Agent” means the Buyer’s Solicitors.

“Escrow Agreement” means the agreement dated on or around the same date as this Agreement in the Agreed Form.

“Excluded Assets” means those assets listed in Clause 3 (Excluded assets ).

“Excluded Business” means the business described in Schedule 1, Part 2 (The Excluded Business .

“Excluded Business Contracts” means those contracts of the Sellers at Completion in relation to the Business which are listed in Schedule 4, Part 2 (Excluded Business Contracts ) and all other contracts of the Sellers not specifically listed as a Business Contract.

“Excluded Business IPR” means the Intellectual Property Rights listed or vested in the items described in Schedule 9, Part 2 (Excluded Business IPR ).

“Excluded Liabilities” has the meaning given in Clause 8.2.

“Finally Determined” means either agreed between the Sellers and the Buyer in writing, withdrawn by the Buyer in writing, or determined by a court of competent jurisdiction in England from which there is either no further appeal in England or from whose judgment the Sellers or the Buyer (as the case may be) do not appeal within the period during which such appeal may properly be brought.

“First Retention Release Date” means the date falling three months after Completion.

“Front End Software Materials” means the Warehouse Management System software and the Proprietary Software residing on the AS400 machines used by the Business along with the source code for such software and any other materials the Sellers have, in any form, which relate to the creation, modification or support of that software.

“GEC Charge” means the fixed and floating security document dated 30 April 2007 created by the UK Seller in favour of General Electric Capital Corporation, registered at Companies House on 15 May 2007.

“General Retention” means £350,000 of the Retention.

“General Claim” means a claim (other than an Employment Claim or an IT Claim) by the Buyer relating to the General Retention.

“Goodwill” means the goodwill of the UK Seller associated with carrying on the Business but excluding the right to use the name “Handleman”.

“HMRC” means Her Majesty’s Revenue & Customs (which shall include its predecessors, the Inland Revenue and HM Customs and Excise).

“Independent Legal Expert” means an independent Counsel of at least ten years call with relevant commercial expertise and nominated jointly by the Buyer and the UK Seller or, failing such joint nomination within ten Business Days after a request by either the Buyer or the UK Seller, such expert shall be nominated at the request of either the Buyer or the UK Seller by the Chairman for the time being of the Bar Council of England and Wales.

“Intellectual Property Rights” means all copyright and rights in the nature of copyright, database rights, design rights, patents, rights in inventions, supplementary protection certificates, petty patents, utility models, semi-conductor topography rights, plant variety rights, the drawings, specifications and operational and maintenance manuals relating to the Property (as referred to in clause 8.11 of the Distribution Agreement), trade marks (including all goodwill in them) and domain names, registrations and applications for registration of any of the above, moral rights, know-how, confidential information, and any other intellectual or industrial property rights, whether now known or in the future arising, and whether subsisting in the United Kingdom or any other part of the world.
“Inward IPR Licences” means the licences granted to the Sellers by a third party for use of Intellectual Property Rights.

“IT Claim” means a claim by the Buyer under Clause 6.5.

“IT Retention” means £800,000 of the Retention.

“IT Systems” means any and all information and communications technologies used by the Sellers in respect of the Business as at Completion including computer hardware, software (proprietary and third party) operating systems, data, Internet and web sites, firmware, networking, peripherals and all associated documentation or other infrastructure equipment or systems.

“Lease” means the lease of the Property dated 27 September 2006 between (1) Glasgow City Council, (2) Handleman UK Limited and (3) Handleman Company Inc.

“Leased Assets” means all those assets (including any vehicles) used in, or in connection with, the Business that are the subject of leasing, rental, hire purchase, credit or conditional sale agreements, brief particulars of which are set out in Schedule 7 (The Leased Assets ).

“Licences” means the operating licences, permits and certificates used in the Business which are current or in the process of renewal at Completion, being those listed in Schedule 5 (Licences ).

“Licensed Software” means all software licensed to either Seller from a third party which is listed in Schedule 8, Part 1 (Licensed Software ).

“Licensed Software Materials” means all copies of (if any) modifications to the Licensed Software and all manuals, data and other materials used by the Business in relation to the Licensed Software, in whatever format and on whatever media.

“London Stock Exchange” means the London Stock Exchange plc.

“Month” means a calendar month.

“Motor Vehicles” means the motor and commercial vehicles owned by the UK Seller and listed in Schedule 6 (Motor Vehicles, Plant, US Assets and other assets ).

“Movables” means the computer and communication hardware (including personal computers, laptops, networking and telecommunications equipment and all associated peripherals), computer discs, cabling, servers, 979 mobile telephones subject to the burden of the relevant Business Contract, loose plant and machinery, fittings, furniture and furnishings, tools, and other movable equipment located at the Property or located at the Sellers’ premises at Warrington and used principally or exclusively in or in connection with the Business, including items which, although subject to reservation of title by the owners, are under the control of either Seller, but excluding:

(a)	the personal property of any employees or customers of the Business;

(b)	the Non-Direct Stock;

(c)	the Motor Vehicles; and

(d)	the Excluded Assets.
“NIC System” means the system operated pursuant to Social Security Legislation and any other system applicable outside the United Kingdom for the computation, collection and recovery of national insurance contributions by earners, employers and others including, without limitation, the keeping of records and the making of returns thereunder.

“Non-Direct Stock” means all non-direct inventory (other than any non-direct inventory already the property of the Buyer or a member of the Buyer’s Group) which is supported by a valid purchase order from a member of the Buyer’s Group wherever held.

“Non-Transferred Assets” means the benefit of any contract or arrangement and property, asset or other right of whatsoever nature (other than the Excluded Assets and the Assets), whether belonging to a Seller or any other member of the Sellers’ Group, which are required for, and are used principally or exclusively in or for the purpose of or arise principally or exclusively in respect of the Business, but are not transferred to the Buyer at Completion or are otherwise dealt with pursuant to Clause 7 (Business Contracts ).

“Non-Transferring Employees” means those employees listed in Schedule 3, Part 3 (Non Transferring Employees ).

“Occupational Legislation” means:
(a)	the Offices, Shops and Railway Premises Act 1963;

(b)	the Fire Precautions Act 1971;

(c)	the Health and Safety at Work etc Act 1974; and

(d)	the Disability Discrimination Act 1995.
“Open Source Software” means any software used by the Business for which the source code is made available, free of charge, to the general public. It includes any software licensed to the Business under the terms of an open source licence agreement, including the GNU GPL, LGPL, BSD, Apache and Mozilla licences.

“Parent Undertaking” and “Subsidiary Undertaking” have the meanings given in section 1162 CA2006.

“Particulars of Employment” means in relation to each Employee:
(a)	a copy of the written service agreement of the Employee or (as appropriate) of the particulars of employment applicable and issued to such Employee;

(b)	the age, sex and date of commencement of employment of the Employee including any employment with a previous employer which counts as continuous employment for the purposes of the Employment Rights Act 1996;
(c)	particulars of any collective agreement affecting the terms of employment of the Employee including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal; and
(d)	particulars of his rights (if any) under the Seller’s Pension Scheme and all such information as may be required to determine his retirement and leaving service benefit thereunder including (without limitation) his rate of pay current at Completion and length of service ranking for benefit if different from his period of continuous employment referred to in paragraph (b).
“PAYE System” means the system operated pursuant to part II of the Income Tax (Earnings and Pensions) Act 2003 (Assessment, collection, recovery and appeals) and any regulations made pursuant to that part of the Income Tax (Earnings and Pensions) Act 2003 and any other system applicable outside the United Kingdom for the assessment, charge, collection or recovery of Tax in respect of Employment Income, and the like payable to or receivable by directors and employees (or other persons treated as receiving Employment Income) including, without limitation, the keeping of records and the making of returns thereunder.

“Plant” means the fixed plant and machinery located at the Property including, without limitation, all Sortation Equipment and those items of plant listed in Schedule 6, Part 2 (Plant ).

“Pre-existing Claims” means any claim or proceedings by any Employees at Completion.

“Property” means the property shortly described in Schedule 2, (Particulars of the Property ) and all fixtures which are not included in the Movables.

“Proprietary Software” means those applications listed in Schedule 8, Part 2 (Proprietary Software ) and any modifications to them in both source code and object code form and including any materials in the possession or control of the Sellers which relate to the creation, modification or support of that software.

“Registered IPR” means the Business IPR which has been registered or for which application for registration has been made.

“Relief” includes any relief, allowance, credit, debit, charge, expense, exemption, set-off or deduction in computing, reducing or eliminating Tax or against profits, income or gains of any description or from any source, or credit against or repayment or right to repayment of Tax.

“Replacement Service Provider” means any person involved in providing services to the Buyer or any member of the Buyer’s Group in connection with the IT services employed in the Business.

“Retained Amount” has the meaning given in Clause 6.8.

“Retained Business Records” means all accounting and taxation records of or relating to the Business (including the VAT records referred to in Clause 18 (VAT )) and such of the records of or relating to the Business as relate both to the Business and to any other activities of the Sellers insofar as it is not possible to separate the records relating to the Business from the records relating to such other activities.
“Retention” means the amount of £1,500,000.

“Retention Account” means the bank account in respect of the Retention referred to in Clause 6.1(a).

“Retention Claim” means all General Claims, Employment Claims and IT Claims.

“Retention Release Date” means the First Retention Release Date, the Second Retention Release Date or the Third Retention Release Date (as the case may be).

“Second Retention Release Date” means the date falling six months after Completion.

“Sellers” means the UK Seller and the US Seller or either of them.

“Sellers’ Accountants” means Grant Thornton of 4 Hardman Square Spinningfields, Manchester, M3 3EB.

“Sellers’ Group” means each Seller, the US Seller’s Parent Undertakings and the Subsidiary Undertakings of the US Seller’s Parent Undertakings.

“Seller’s Pension Scheme” means the stakeholder pension scheme with Legal and General.

“Sellers’ Solicitors” means Hammonds LLP of Trinity Court, 16 John Dalton Street, Manchester M60 8HS.

“Settlement Agreement” means the agreement in the Agreed Form relating to the termination of the Distribution Agreement.

“Silver Point Charge” means the fixed and floating security document dated 30 April 2007 created by the UK Seller in favour of Silver Point Finance, LLC and registered at Companies House on 8 May 2007.

“Social Security Legislation” means Social Security Contributions and Benefits Act 1992 and any other enactment relating to social security (including all regulations made thereunder).

“Sortation Equipment” means:
(a)	the sortation plant located at the Property supplied and/or maintained by Knapp Logistic Automation Gmbh and used in the Business, including the sorter (comprising of one cross belt sorter, four hundred sort destinations, six error destinations, three sorter induct lines together with all associated equipment as outlined in schedules 6 and 10 (the “Specification Bundle”) of the supply and installation agreement dated 1 February 2007 entered into between Knapp Logistik Automation GmBH and the UK Seller);

(b)	the machinery, equipment, hardware and software specified in or required to comply with the Specification Bundle; and

(c)	all spare parts for the equipment referred to in (a) and (b) above which are either located at the Property or listed in the list at section 5.3 of Disclosure Bundle.

“Standard Conditions” means the Standard Conditions of Sale (Third Edition).

“Tax” or “Taxation” includes all present and future forms of tax, duties, imposts, contributions, withholdings, deductions, charges, levies and sums payable on account of the foregoing whatsoever and whenever imposed, charged or demanded by a Tax Authority in the nature of tax (including without limitation any amount payable as a result of counteraction, adjustment or set off by a Tax Authority in relation to any liability to tax, interest on unpaid tax, repayment of tax or interest or repayment supplement in respect of a repayment of tax), and all amounts recoverable by a Tax Authority as if they were tax (or by any other person by virtue of any entitlement arising by operation of law) and shall be deemed to include the cost of removing any charge over assets imposed by any Tax Authority and in each case all charges, interest, fines, penalties and surcharges arising from or incidental, or relating, to the same.

“Tax Authority” means HMRC and any other governmental, state, federal or other fiscal, revenue, customs or excise authority, department, agency, body or office whether in the United Kingdom or elsewhere in the world having authority or jurisdiction for any Tax purpose.

“Tesco Stock” means all stock and inventory held at the Property that, immediately before Completion, is the property of the Buyer’s Group.

“Third Retention Release Date” means the date falling 12 months after Completion.

“Trading or Competition Laws” means any or all of:
(a)	the Trade Descriptions Act 1968;

(b)	the Consumer Protection Act 1987;

(c)	the Consumer Credit Act 1974;

(d)	the Fair Trading Act 1973;

(e)	the Enterprise Act 2002;

(f)	the Restrictive Trade Practices Acts 1976 and 1977;

(g)	the Competition Act 1988; and

(h)	Article 81 or 82 of the EC Treaty.
“Transitional Services Agreement” means the agreement dated on or around the same date as this Agreement in the Agreed Form setting out the scope and basis of the transitional arrangements in respect of matters such as back office functions necessary to support the Business and the Sellers’ retained business and ensure continuity for the Business so far as the Buyer is concerned.

“TSA Escrow Account” means the bank account established by the Buyer’s Solicitor in respect of the TSA Escrow Amount.

“TSA Escrow Amount” means the amount of $714,276.44.

“UK Assets” means all of the Assets other than the US Assets.

“US Charges” means all security interests and liens of any nature whatsoever in favour of Silver Point Finance, LLC including without limitation, any security interests and liens created pursuant to a Credit and Guaranty Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or modified from time to time) and made between, inter alia, the US Seller and Silver Point Finance, LLC (as agent).

“UK GAAP” means generally accepted accounting principles and practices applicable in the United Kingdom to companies which are not required or have not elected to prepare their accounts in accordance with IFRS.

“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for listing pursuant to part VI of the Financial Services and Markets Act 2000.

“US Assets” means the assets listed in Schedule 6, Part 3 (US Assets ).

“US Employees” means those persons employed by the US Seller in the Business as at Completion who are listed in Schedule 3, Part 2 (US Employees ).

“VAT” means value added tax.

“VATA” means the Value Added Tax Act 1994.

“VAT Regulations” means the Value Added Tax Regulations 1995 (SI 1995/2518).

“Warranties” means the warranties of the Sellers contained in Schedule 10 (Warranties ) and Schedule 11 (Taxation Warranties ).

“2001 Stock Option Plan” means the 2001 Stock Option and Incentive Plan of the US Seller dated 13 June 2001.

“2004 Stock Plan” means the Stock Plan of the US Seller adopted on 16 July 2004.
1.2	A reference to a statutory provision includes a reference to:
(a)	a statutory amendment, consolidation or re-enactment made before the date of this Agreement) except to the extent that the amendment, consolidation or re-enactment coming into force after the date of this Agreement would increase or extend the liability of one party to this Agreement to another party;

(b)	statutory instruments or subordinate legislation (as defined in section 21(1), of the Interpretation Act 1978) or orders made under the statutory provision before the date of the Agreement; and

(c)	statutory provisions of which the statutory provision is an amendment, consolidation or re-enactment,

but does not include a substituted provision.
1.3	References to a statutory provision or to a legal or accounting principle applying under English law shall, where the context requires, be treated as including references to the nearest corresponding provision or principle in the local jurisdiction and references to a governmental, local governmental or administrative authority or agency in the United Kingdom shall be treated as including references to the nearest equivalent governmental, local governmental or administrative authority or agency in that jurisdiction.
1.4	Reference to:
(a)	a person includes a legal or natural person, partnership, trust, company, government or local authority department or other body (whether corporate or unincorporated);

(b)	a statutory or regulatory body shall include its successors and any substituted body;

(c)	an individual includes, where appropriate, his personal representatives;

(d)	the singular includes the plural and vice versa; and

(e)	one gender includes all genders.
1.5	Unless otherwise stated, a reference to a Clause or Schedule is a reference to a Clause of or Schedule to, this Agreement and a reference to this Agreement includes its Schedules.

1.6	Clause headings in this Agreement and in the Schedules are for ease of reference only and do not affect its construction.

1.7	In construing this Agreement the so-called ejusdem generis rule does not apply and accordingly the interpretation of general words shall not be restricted by words indicating a particular class or particular examples.

1.8	Use of the words “includes” or “including” or any similar expression shall not imply any limitation.

2	SALE OF BUSINESS AND ASSETS INCLUDING THE PROPERTY

2.1	The UK Seller agrees to sell with full title guarantee free from any Encumbrances and the Buyer agrees to purchase as at Completion the Business as a going concern and the UK Assets (except the Property which is sold on the terms of Clause 2.2) with all attached or accrued rights as at Completion, provided that:
(a)	the Non-Direct Stock shall be sold subject to any title transfer and retention arrangements relating to its purchase; and

(b)	the Business Contracts to which the UK Seller is party shall be transferred in accordance with the provisions of Clause 7 (Business Contracts ).
2.2	The Sellers agree to sell with full title guarantee to the Buyer or its nominee and the Buyer or its nominee agrees to buy the Property as at Completion in accordance with the Standard Conditions as varied by the terms of this agreement. The Buyer agrees that any such nominee shall be bound by the terms applicable to the Buyer in respect of the Property, and shall procure that such nominee will sign such acknowledgements as the Buyer deems reasonably necessary to give effect to this Clause 2.2.

2.3	The US Seller agrees to sell with full title guarantee free from any Encumbrances and the Buyer agrees to purchase as at Completion the US Assets with all attached rights as at Completion, except that:

(a)	the Business Contracts to which the US Seller is party shall be transferred in accordance with the provisions of Clause 7 (Business Contracts );

(b)	the Licensed Software Materials comprised in the US Assets shall be sold subject to the rights of the respective licensors contained in the relevant Business Contracts set out in Schedule 8 (Software ); and

(c)	the US Seller shall procure the transfer of the Channel of Choice trade mark from Handleman Category Management Company, a subsidiary of the US Seller.
2.4	The Assets shall comprise the following assets:
(a)	the Movables;

(b)	the Property;

(c)	the Non-Direct Stock;

(d)	the Motor Vehicles;

(e)	the Plant;

(f)	the benefit of the Business Contracts;

(g)	the Leased Assets subject to and with the benefit of the relevant Business Contracts listed in Schedule 7 (The Leased Assets );

(h)	the Business Records;

(i)	the Business IPR owned by the Sellers (including the Channel of Choice trade mark owned by Handleman Category Management Company), save to the extent that that Business IPR is owned by virtue of an Excluded Business Contract;

(j)	the Proprietary Software and the Licensed Software Materials subject to and with the benefit of the relevant Business Contracts listed in Schedule 8 (Software );

(k)	the Goodwill;

(l)	the assets listed in Schedule 13 (Fixed Assets Register); and

(m)	all other property, assets and rights belonging to the Sellers of whatsoever nature located at the Property and Tesco Stores Limited’s premises at Welwyn Garden City and (subject to Clause 19.4), all other property (other than real property), assets and rights belonging to the UK Seller of whatsoever nature used principally or exclusively in or principally or exclusively for the purposes of or arising principally or exclusively in respect of the Business and not specified above but excluding the Excluded Assets.
2.5	Risk in the Assets shall pass to the Buyer on Completion and title shall pass on Completion in accordance with Clause 5.1 save as otherwise provided in this Agreement. As regards any of the Assets title to which is capable of passing by delivery, title to such Assets shall pass by delivery in accordance with Clause 5.1. Save as otherwise specifically set out in this Agreement, the Sellers hereby assign, subject to and with effect from Completion, title to each of the Assets that are not capable of transfer by delivery.
2.6	If any materials (including promotional material bearing any name or mark of either Seller or any other person) are sold to the Buyer under this Agreement or the Settlement Agreement the Buyer is authorised by each Seller to sell or otherwise dispose of such materials or to use those materials until they are exhausted.
3	EXCLUDED ASSETS

There shall be expressly excluded and excepted from the sale and purchase of the Business and nothing in this Agreement shall operate to transfer:
(a)	the Debts;

(b)	the Excluded Business Contracts;

(c)	the Excluded Business IPR;

(d)	any amount recoverable in respect of Tax which relates to the carrying on of the Business prior to Completion;

(e)	any interest whatsoever in the UK Seller’s premises at Warrington;

(f)	all assets of the US Seller other than the US Assets;

(g)	all assets used on a day-to-day basis exclusively by the Non-Transferring Employees;

(h)	all other assets of any other member of the Seller’s Group other than the UK Seller and the US Seller; and

(i)	any assets of either Seller other than the UK Assets and the US Assets.
4	CONSIDERATION

4.1	The consideration payable for the Business and the Assets shall, subject to adjustment in accordance with the provisions of Clause 9 (Apportionments ), be the sum of £9,235,588, being £9,400,000 as adjusted to take account of the Anticipated Apportionments and the Agreed Adjustments, which shall be paid or satisfied:
(a)	as to the sum of £7,735,588 in cash at Completion; and

(b)	as to the sum of £1,500,000, by payment of the Retention into the Retention Account.
4.2	The Consideration shall be apportioned in the manner listed in Schedule 1, Part 3 (Apportionment of Consideration ) save that any adjustment to the Consideration resulting from the operation of Clause 9 (Apportionments ) shall be attributed to the Assets in respect of which such adjustment is made (or as the Sellers and the Buyer shall otherwise agree).

4.3	Notwithstanding that the Consideration is apportioned between the Business and the Assets as provided by Schedule 1 (Business, Excluded Business and Consideration ), it is nevertheless agreed between the Sellers and the Buyer that the Consideration is a single price and that, in the event of there being any breach of the Warranties, the compensation payable to the Buyer shall not be limited on account of the value attributed to any individual Asset.
4.4	The Consideration shall be exclusive of any VAT, or any other applicable sales or transfer tax which will be payable (where applicable) in respect of each sum at the same time that such sum falls due for payment upon production of a valid VAT invoice (or other sales or transfer tax document).

5	COMPLETION

5.1	Completion shall take place at the offices of the Buyer’s Solicitors at which point the Sellers shall deliver or procure the delivery (or procure that such will be available at the Property or other relevant location) to the Buyer or if it so requests the Buyer’s Solicitors of the following:
(a)	the Disclosure Letter;

(b)	the TR1 in the Agreed Form and all documents of title to the Property;

(c)	the Settlement Agreement;

(d)	the deed of assignment of the Collateral Warranties in the Agreed Form duly executed as a deed by the UK Seller;

(e)	releases in respect of the UK Assets in the Agreed Form from the Silver Point Charge, from the GEC Charge and a release in respect of the US Assets in the Agreed Form from the US Charges;

(f)	certificates of non-crystallisation of floating charges or releases of any other charges over any of the Assets;

(g)	deeds of assignment of the Registered IPR in the Agreed Form;

(h)	each of:
(i)	duly executed transfers of registration documents (Forms V5) for the Motor Vehicles together with all current test certificates and road fund licences;

(ii)	the Business Records;

(iii)	its records of National Insurance and PAYE relating to all the Employees duly completed up to the last salary payment day prior to Completion; and

(iv)	all other property agreed to be sold pursuant to this Agreement which is capable of transfer by delivery:
and insofar as the Buyer agrees that it is not practical for such assets to be physically delivered at Completion they shall be made available for collection by or on behalf of the Buyer and such assets shall be deemed to be delivered and each Seller shall do such other things as the Buyer may reasonably require to enable the Buyer to take possession or control of them; and

(i)	a notice in relation to HMRC’s optional practice under VAT Notice 700/9/02 in the Agreed Form.
5.2	At Completion, the US Seller shall pay by means of electronic funds transfer to the TSA Escrow Account the sum of $714,276.44 (being the amount to be paid into the TSA Escrow Account).
5.3	Upon completion of the matters referred to in Clause 5.1, the Buyer shall:
(a)	pay by means of electronic funds transfer to the account of the Sellers’ Solicitors with Royal Bank of Scotland, 38 Mosely Street, Manchester, Sort Code 16-00-01, and account number 12680829 or as the Sellers may otherwise direct the sum of £7,735,588;

(b)	pay by means of electronic funds transfer to the Retention Account the sum of £1,500,000 (being the amount to be paid into the Retention Account).
5.4	The Buyer shall not be obliged to complete the purchase of any of the Assets or the Property unless the purchase of all the Assets and the Property is completed in accordance with this Agreement.

5.5	Subject to Clause 7 (Business Contracts ), if certain Assets are not delivered or transferred to the Buyer on Completion due to the absence of any required licence or consent from a third party such Assets shall be held by the relevant Seller on trust for the Buyer absolutely as from Completion and shall be delivered or transferred to the Buyer as soon as the requisite licence or consent is obtained (which for the avoidance of doubt shall not include any requirement on either of the Sellers to pay any fee to a third party to obtain such licence or consent). The parties will use all reasonable endeavours to ensure that any such licence or consent is granted as soon as possible after Completion. Pending the delivery or transfer of any such Assets to the Buyer the relevant Seller shall take all reasonable steps at the Buyer’s cost to preserve the same and to preserve and enforce its rights relating to any of such Assets as the Buyer shall reasonably require and the relevant Seller shall promptly deliver to the Buyer any communication received by it concerning any of such Assets.

6	RETENTIONS AND RETENTION ACCOUNTS

6.1	The Buyer and the Sellers have, as applicable and in each case before Completion, instructed as follows:
(a)	Buyer’s Solicitors and Sellers Solicitors to establish a UK Sterling joint account in the names of the Sellers’ Solicitors and the Buyer’s Solicitors at Barclays Bank PLC, 50 Pall Mall East, London SW1Y 1QA, sort code 20-65-82, account number 73268640 on terms that no instruction may be accepted by the bank in relation to the account except on the joint written instructions of the Sellers’ Solicitors and the Buyer’s Solicitors;

(b)	Buyer’s Solicitors to establish a US dollar account with Barclays Bank PLC, 50 Pall Mall East, London SW1Y 1QA, Sort Code 20-65-82 to be operated by the Escrow Agent on terms that no instruction may be accepted by the Escrow Agent except in accordance with the terms of the Escrow Agreement;

(c)	Buyer’s Solicitors to transfer the funds paid in accordance with Clause 5.3(b) to the Retention Account as soon as practicable;

(d)	Buyer’s Solicitors to transfer the funds paid in accordance with Clause 5.2 to the TSA Escrow Account as soon as practicable; and

(e)	Buyer’s Solicitors and Sellers Solicitors to procure compliance with the remaining provisions of this Clause 6 (Retentions and Retention Account ).
6.2	Subject to the following provisions of this Clause 6 (Retentions and Retention Account ), the Sellers’ Solicitors and the Buyer’s Solicitors shall, on the relevant Retention Release Date, pay to the Sellers (jointly) the relevant portion of the money held in the Retention Account (less accrued unpaid bank charges and any amount retained in accordance with this Clause 6 (Retentions and Retention Account )) in accordance with the following table:

	Maximum amount of	Maximum amount of	Maximum amount of
	General Retention	Employment Retention	IT Retention to be
Date	to be released	to be released	released
First Retention Release Date	£175,000	£100,000	£400,000
Second Retention Release Date	£175,000	£250,000	0
Third Retention Release Date	N/A	N/A	£400,000
6.3	Subject to Clause 6.4, Clause 6.5 and Clause 6.6, if before the relevant Retention Release Date the Buyer makes a claim under this Agreement or the Transitional Services Agreement which has not been satisfied by that date, and which is not an Employment Claim or an IT Claim, any such claim shall be deemed a General Claim and the Sellers’ Solicitors and the Buyer’s Solicitors shall on the relevant Retention Release Date release from the Retention Account the lesser of:
(a)	an amount equal to that part of the General Retention that is due to be released on the relevant Retention Release Date ; and

(b)	an amount equal to the General Retention that is due to be released on the relevant Retention Release Date plus, where applicable, any amount withheld on the previous Retention Release Date less the Retained Amount (as defined below) in respect of all General Claims then outstanding.
6.4	If before the relevant Retention Release Date the Buyer makes a claim under Clause 12.3, Clause 12.5 or Clause 13.7(a)(ii) or in respect of a breach of any of the Warranties at Schedule 10 (Warranties ) paragraph 27 (Employees and terms of employment ) to paragraph 33 (Share option schemes, etc ) of this Agreement or under Clause 14 (Guarantee ) of this Agreement to the extent that such claims relates to one of these other Clauses or paragraphs, which has not been satisfied by that date, any such claim shall be deemed an Employment Claim and the Sellers’ Solicitors and the Buyer’s Solicitors shall on the relevant Retention Release Date release from the Retention Account the lesser of:
(a)	an amount equal to that part of the Employment Retention that is due to be released on the relevant Retention Release Date; and

(b)	an amount equal to the Employment Retention that is due to be released on the relevant Retention Release Date, plus where applicable, any amount withheld on the previous Retention Release Date less the Retained Amount (as defined below) in respect of all Employment Claims then outstanding.
6.5	If before the relevant Retention Release Date the Buyer makes a claim under Clause 13.7(a)(i) of this Agreement or Schedule 10 (Warranties ), paragraph 26 (Information Technology ) (or under Clause 14 (Guarantee ) of this Agreement to the extent that such claim relates to Clause 13.7(a)(i) or Schedule 10 (Warranties ), paragraph 26 (Information Technology ) which has not been satisfied by that date, any such claim shall be deemed an IT Claim and the Sellers’ Solicitors and the Buyer’s Solicitors shall on the relevant Retention Release Date release from the Retention Account the lesser of:
(a)	an amount equal to that part of the IT Retention that is due to be released on the relevant Retention Release Date; and

(b)	an amount equal to the IT Retention that is due to be released on the relevant Retention Release Date, plus where applicable, any amount withheld on the previous Retention Release Date less the Retained Amount (as defined below) in respect of all IT Claims then outstanding.
6.6	For the avoidance of doubt, no part of the Retention that is not (as at the relevant Retention Release Date) due for release or which is otherwise subject to a Retention Claim that is then outstanding shall be released before the relevant Retention Release Date.

6.7	Without prejudice to the Buyer’s right to bring a claim under any provision of this Agreement, no amount of the General Retention shall be withheld in relation to any matter or circumstance pursuant to which an amount is being held against the Employment Retention or the IT Retention.

6.8	If requested in writing by the Sellers, the Buyer and the Sellers shall, in accordance with Clauses 6.9 to 6.12 below obtain an opinion from an Independent Legal Expert stating whether, on a balance of probabilities, any Retention Claim(s) is/are more likely to be successful than not successful (“Opinion”).

6.9	The Buyer and the UK Seller shall each, within:

6.9.1	14 days of the appointment of an Independent Legal Expert, provide the Independent Legal Expert and the other party with their written submissions and any evidence regarding the Retention Claim (“Written Submissions”).

6.9.2	7 days of receipt of the other party’s Written Submissions provide the Independent Legal Expert and the other party with their response to the other party’s Written Submissions and any further evidence regarding the Retention Claim (“Responses to Written Submissions”).

6.10	Each of the Buyer and the UK Seller shall respond promptly to and comply with (at their own expense) all reasonable requests for information and other assistance that the Independent Legal Expert makes in connection with the Retention Claim. There will be no formal hearing.

6.11	The parties shall request that the Independent Legal Expert use his reasonable endeavours to provide a copy of the Opinion to each Party within 14 days of receiving the Responses to Written Submissions.

6.12	The costs of the Independent Legal Expert shall be shared equally between the Buyer and the Sellers.

6.13	The Independent Legal Expert shall act as an expert and not as an arbitrator, and the Independent Legal Expert’s opinion shall, in the absence of manifest error or fraud, be final and binding on the parties in relation to the Retention Account but shall not affect the parties’ ability to argue the substantive dispute for the purpose of the Final Determination.

6.14	The “Retained Amount” shall be the aggregate of:
(a)	the amount recommended or certified by the Independent Legal Expert as being the aggregate of all sums claimed in respect of Retention Claims where, in the Independent Legal Expert’s opinion on the balance of probabilities such Retention Claim(s) is/are more likely to be successful than not successful;

(b)	all sums claimed in respect of any Retention Claims which have been referred to a Independent Legal Expert pursuant to Clause 6.8 and an Opinion has yet to be delivered to the parties in accordance with Clause 6.11 (provided that once an Opinion is delivered, if the Independent Legal Expert’s opinion is that on the balance of probabilities such Retention Claim(s) is/are more likely to be unsuccessful than successful, the relevant sum will be released to the Sellers unless the Buyer brings a new claim in which case the sums claimed may be withheld in respect of such new claim); and

(c)	all sums claimed in respect of Retention Claims where the Sellers have not requested the Buyer to obtain an Opinion.
6.15	Following the Relevant Release Date, to the extent that the Buyer does not pursue a Retention Claim, for any reason whatsoever, in respect of which any sums have been retained in the Retention Account, such sums less the amount of any new Retention Claims shall be released immediately to the Sellers.

6.16	The Retained Amount shall be applied (together with accrued interest and provided that bank charges shall be paid from funds in the Retention Account) in or towards settlement of Retention Claims upon a liability of either Seller being Finally Determined. The Sellers’ Solicitors and the Buyer’s Solicitors shall otherwise continue to hold the amount or the remaining amount in the Retention Account pending settlement or resolution of all outstanding Retention Claims. Within ten Business Days all Retention Claims which are outstanding at or after the relevant Retention Release Date having been Finally Determined, the Sellers’ Solicitors and the Buyer’s Solicitors shall pay:
(a)	to the Buyer: the outstanding amount payable to the Buyer in respect of Retention Claims out of the Retention Account (insofar as there is sufficient standing to the credit of the Retention Account, after deducting accrued unpaid bank charges); and

(b)	to the Sellers (jointly): any amount left standing to the credit of the Retention Account (after payment of bank charges).
6.17	The payment of an amount to the Buyer in accordance with Clause 6.16(a) in or towards satisfaction of a Retention Claim shall not prejudice the other rights and remedies of the Buyer for the purpose of recovering amounts due from either Seller and not satisfied by payments made out of the Retention Account.

6.18	A payment out of the Retention Account to the Sellers may be made to the Sellers’ Solicitors, and to the Buyer may be paid to the Buyer’s Solicitors.

6.19	Interest shall follow principal on all sums paid out of the Retention Account to the Buyer or the Sellers.

7	BUSINESS CONTRACTS

7.1	Subject to Clause 7.2 with effect from Completion:
(a)	the Buyer shall carry out and perform for its own account all of the Sellers’ obligations under each of the Business Contracts arising or in respect of the period after Completion in accordance with the terms of the Business Contract;

(b)	the Sellers shall indemnify and keep indemnified the Buyer from and against all Losses suffered or incurred by the Buyer under any of the Business Contracts which arise or are in respect of any period on or before Completion; and

(c)	the Buyer shall indemnify and keep indemnified the Seller from and against all Losses suffered or incurred by the Sellers under any of the Business Contracts which arises as a result of the Buyer’s acts or omissions in respect of any period after Completion.
7.2	Insofar as the benefit of any of the Business Contracts cannot be assigned to the Buyer except with the consent of one or more third parties or by novation the following provisions shall apply:
(a)	nothing contained in this Agreement shall constitute an assignment or an attempted assignment of such Business Contract if the assignment or attempted assignment would constitute a breach of the Business Contract;

(b)	the parties shall use all reasonable endeavours to obtain such consent or novation as aforesaid and the Sellers shall notify the Buyer as soon as any such consent or novation is obtained or refused or is the subject of any other communication from the relevant third party;

(c)	unless and until any such Business Contract shall be assigned or novated the Sellers will hold the benefit on trust for the Buyer and will give all reasonable assistance (at the Buyer’s expense) after Completion to the Buyer to enable the Buyer to enforce the rights of the relevant Seller under such Business Contract and the Buyer shall (subject to Clause 7.2(e), perform the obligations of the relevant Seller under such Business Contract;

(d)	if any requisite consent is refused or not obtained by 1 November 2008 (or such longer period as the parties may agree in writing) after Completion then in any case where the provisions of this Clause 7 (Business Contracts ) do not enable the full benefit of a Business Contract to be enjoyed by the Buyer after Completion, the Sellers and the Buyer shall consult and shall use all reasonable endeavours to achieve an alternative solution under which the Buyer shall both receive the full benefit of that Business Contract and assume the associated obligations or to procure that the Business Contract is terminated without any liability to either of them, pending which the parties shall comply with their obligations under Clause 7.2(c); and

(e)	nothing in this Agreement shall:
(i)	require the Buyer to perform any obligations or discharge any liabilities created by or arising under any Business Contracts insofar as such obligations or liabilities fell due to be performed or related to a period before Completion;

(ii)	make the Buyer liable for any act, neglect, default or omission in respect of any Business Contracts committed by either Seller or occurring before Completion; or

(iii)	subject to Clause 7.4, make any party liable for any claim, expense, loss or damage arising from any failure to obtain any third party consent to this Agreement or from any breach of any Business Contract caused by the execution, completion or performance of this Agreement provided, in the case of a Seller, such Seller has complied with its obligations in relation to the Business Contracts under this Agreement.
7.3	Following Completion the Buyer may give notice to a Seller at any time after any relevant third party consent or agreement to novate is obtained requiring that Seller to execute an assignment or a novation (in terms reasonably required by the Buyer) of a Business Contract to or in favour of the Buyer, and the relevant Seller will arrange for the execution of such assignment or novation and its delivery to the Buyer not later than five Business Days after the receipt either of such notice or of the engrossment of such assignment or novation by the relevant Seller (or the Sellers’ Solicitors) whichever is the later.

7.4	The Sellers shall indemnify the Buyer against all losses, costs, expenses suffered or incurred by the Buyer by reason of any claim for breach of contract made by any counterparty to a Business Contract by reason of the fact that it is held on trust for the Buyer as contemplated under Clause 7.2(c).

7.5	The Buyer shall be responsible for paying any fees payable to a counterparty under a Business Contract to that counterparty in return for or as part of the arrangements in respect of its consent or performance in assigning or novating a Business Contract to the Buyer.

8	LIABILITIES

8.1	Except as otherwise provided, the Buyer undertakes to each Seller that it will duly and properly perform, assume and pay and discharge when due all Assumed Liabilities.

8.2	In this Agreement, “Assumed Liabilities” means, subject to Clause 7.2(e), all obligations and liabilities of each Seller under the Business Contracts arising after Completion and all other obligations expressly assumed by the Buyer under this Agreement or in any agreement entered into pursuant to this Agreement or obligations transferred to the Buyer pursuant to the Employment Regulations but shall in any event exclude the following liabilities (“Excluded Liabilities”):
(a)	any liabilities of either Seller incurred otherwise than in relation to the Business or the Assets;

(b)	any liabilities incurred in relation to any of the Excluded Assets or the Non-Transferring Employees;

(c)	any liabilities or obligations expressly stated in this Agreement to be borne by either Seller or in respect of which either Seller has agreed to indemnify the Buyer whether under this Agreement or otherwise;

(d)	tax of any kind in respect of any income, profits or gains of either Seller or for which either Seller is liable; and

(e)	without prejudice to the generality of the foregoing, any other liabilities or obligations incurred in connection with the Business arising before or referable to the period prior to Completion.
8.3	Nothing in this Agreement shall be construed as an acceptance or assumption by the Buyer of any liability or obligation which is not expressly assumed by the Buyer under this Agreement or under the Employment Regulations.

8.4	The Sellers undertake to the Buyer to indemnify the Buyer on an after tax basis and keep it fully indemnified from and against the Excluded Liabilities and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

8.5	The Buyer undertakes to each Seller to indemnify it on an after tax basis and keep it fully indemnified from and against the Assumed Liabilities and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

9	APPORTIONMENTS

9.1	The Buyer and the Seller have agreed that the Consideration as adjusted to take account of the Anticipated Apportionments shall be further adjusted (if necessary) on the basis set out in this Clause 9 (Apportionments ).

9.2	All periodical payments, outgoings, and liabilities (excluding the Assumed Liabilities and the Excluded Liabilities) exclusively in relation to suppliers to the Business and amounts due to Employees, including but not limited to royalties, payments under rental agreements, salaries, wages, national insurance, pension contributions and all other payments to or in respect of the Employees (“Outgoings”) and all periodical receivables in relation to the Business and the Assets (“Receivables”) shall be apportioned on a time basis so that such part of the Outgoings and Receivables as is attributable to the period prior to Completion shall be borne by or belong to the Sellers and such part of the Outgoings and Receivables as is attributable to the period commencing after Completion shall be borne by or belong to the Buyer provided that:
(a)	save for amounts arising in the four Business Days prior to Completion, no sums due from either the Buyer to the UK Seller or vice versa under the

Distribution Agreement shall be treated as an Outgoing or as a Receivable and shall instead be dealt with on the terms of the Settlement Agreement. Amounts arising in respect of the ownership and operation of the Business in the three Business Days prior to Completion under the Distribution Agreement shall be treated as an Outgoing or as a Receivable (as appropriate);

(b)	no apportionment shall be made in respect of VAT;

(c)	no adjustment shall be made to the Agreed Adjustments, which the parties have agreed and which shall be fixed for the purposes of calculating apportionments under this Clause 9 (Apportionments ); and

(d)	apportionment of accrued Employees’ holiday pay shall be dealt with in accordance with clause 12.4.
9.3	The Sellers shall prepare a further statement of apportionments substantially in the form set out in Schedule 15, Part 1 (Anticipated apportionments ) and shall deliver it to the Buyer within ten Business Days after Completion. If the Buyer disagrees with such statement it shall notify the relevant Seller within five Business Days of the receipt of such statement. Any disagreement regarding the statement of apportionments shall be resolved in accordance with Clause 9.5.

9.4	The net amount of all amounts due from the Buyer to the Sellers or from the Sellers to the Buyer (as the case may be) under this Clause 9 (Apportionments ) shall be:
(a)	the difference (if any) between the amounts calculated and agreed as being due under this Clause 9 (Apportionments ) and the Anticipated Apportionments; and

(b)	paid by the Buyer to the Sellers or by the Sellers to the Buyer (as the case may be) promptly (and in any event within five Business Days) following their determination or agreement in accordance with Clause 9.5.
9.5	The Sellers and the Buyer shall together endeavour to agree the payments required by this Clause 9 (Apportionments ). If the Sellers and the Buyer are unable to reach agreement within 20 Business Days after Completion, the matter shall be referred to an independent chartered accountant (the “Accountant”) appointed in the manner provided by Clause 9.6 who shall be instructed to determine the relevant amounts, providing each Seller and the Buyer for this purpose with all relevant working papers or copies. The Accountant shall act as expert and not as arbitrator and in the absence of manifest error, his decision shall be final. His costs shall be borne as the Accountant shall determine, or failing such determination equally by the Sellers (jointly as to 50%) and the Buyer (as to 50%).

9.6	The Accountant shall be appointed by agreement in writing between the Sellers and the Buyer or, failing agreement, within a further period of ten Business Days by the president for the time being of the Institute of Chartered Accountants in England and Wales (or any successor institute) upon an application made by the Sellers (jointly) or the Buyer.

10	DEBTS

10.1	The Buyer shall be under no obligation to collect the Debts (if any) on behalf of either Seller. To the extent that the Buyer does in fact recover any Debt the

Buyer shall remit the sum in accordance with and subject to the provisions of Clause 10.2 in respect of the same to the Sellers provided that the Buyer shall be entitled, and for that purpose each Seller hereby authorises the Buyer, to deduct any such reasonable third party expenses incurred in remitting any such Debt from any Debt recovered prior to remitting the net amount to the Sellers.

10.2	The Buyer, as agent for each Seller, shall be entitled (at its sole discretion) to apply any Debts collected by it, to the extent that they are sufficient, in discharge of any Outgoings which fall to be borne by either Seller under Clause 9 (Apportionments ) and shall account for any balance of any Debts collected in accordance with Clause 10.1 by cheque to the Sellers at the end of each month in respect of sums collected up to the end of the previous month. The Buyer shall at the same time provide the Sellers with particulars of any Outgoings or expenses which it has deducted out of sums so collected.

10.3	Notwithstanding Clauses 10.1 and 10.2, to the extent that any or all of the uncollected marketing/ marked down payments, as set out in Part 1 of Schedule 15, remain uncollected by the Buyer (“Uncollected Amounts”) on the expiry of three months following Completion, the Buyer shall be entitled to be paid a sum equal to 90% of the Uncollected Amounts immediately from the General Retention in the Retention Account. For the avoidance of doubt, the thresholds set out in paragraph 4 of Schedule 12 shall not apply to the Buyer’s claim for payment under this clause 10.3.

11	LICENCE OF PROPRIETARY SOFTWARE

11.1	The Buyer grants the Sellers, for the period from Completion until 31 October 2008, a non-exclusive, non-transferable, non-sublicensable, royalty free licence to use the Back End Software Materials solely for the purpose of bringing the Sellers’ contractual obligations to its existing customers (as at Completion) to an orderly conclusion.

11.2	At the termination of the licence granted in Clause 11.1, the Sellers shall promptly destroy all copies of the Back End Software Materials in their possession and a director of the UK Seller and a director of the US Seller shall certify in writing that this Clause 11.2 has been complied with.

11.3	The Buyer grants the Sellers, from Completion, a non-exclusive, transferable, royalty free licence to use, copy, modify, further develop and commercially exploit the Front End Software Materials.

11.4	The Sellers may:
(a)	grant sub-licences of the Front End Software Materials; or

(b)	use the Front End Software Materials on behalf of its customers.
11.5	The Sellers may terminate their licence to the Front End Software Materials on 30 days’ notice. The Buyer may not terminate this licence other than following a material breach of this Clause 11 which is uncured within 14 days following written notice of such breach.

12	EMPLOYEES

12.1	The parties acknowledge and agree that pursuant to the Employment Regulations the contracts of employment (save to the extent that they relate to rights under occupational pension schemes excluded by regulation 10 of the Employment

Regulations) between the UK Seller and the Employees will have effect after Completion as if originally made between the Buyer and the Employees.

12.2	Upon or as soon as practicable after Completion the Sellers and the Buyer shall jointly communicate to the Employees a notice in the Agreed Form.

12.3	The Sellers undertake to the Buyer (for itself and as trustee for each member of the Buyer’s Group) to indemnify the Buyer and each member of the Buyer’s Group on an after tax basis against each and every cost (including reasonable legal costs) claim, liability, expense, or demand relating to or arising from:
(a)	the employment or termination of employment of any person (other than the Employees, plus an additional two employees who may work at the Property) who claims that their employment transfers to the Buyer by virtue of the operation of the Employment Regulations to the transaction contemplated by this Agreement provided that the Buyer shall not terminate the contract of any such person without first providing the UK Seller a period of seven days (from the date on which the Buyer becomes aware that such person has claimed to transfer to the Buyer) within which to procure or make an offer in writing to employ such person under a new contract of employment with the UK Seller should it so wish;

(b)	the termination of employment of any Employee who transfers pursuant to the Employment Regulations to the Buyer, but who indicates prior to Completion that he or she is unwilling to relocate from Warrington to Bolton;

(c)	the transfer to the Buyer of any liability in connection with the termination of employment of any person by the UK Seller up to and including Completion;

(d)	any act or omission by the UK Seller or any employee or agent of the UK Seller in respect of any Employee up to and including Completion;

(e)	any matter concerning or arising from the employment or termination of employment of any Employee up to and including Completion;

(f)	a failure by either Seller to comply with its obligations under regulations 13 and 14 of the Employment Regulations, including but not limited to any liability incurred by the Buyer pursuant to regulation 15(9) of the Employment Regulations (except to the extent that claims arise from a failure by the Buyer to comply with its obligations under regulation 13(4) of the Employment Regulations).
12.4	The Sellers shall pay to the Buyer:
(a)	£20,000 in respect of holiday accrued by the Employees for the period to 30 April 2008 but not taken as at Completion; and

(b)	all amounts in respect of any holiday accrued by the Employees for the period from 1 May 2008, but not taken as at Completion provided that no payment shall be due from the Sellers to the Buyer under this Clause 12.4(b) unless (and then only to the extent that) the aggregate value of such payment is to exceed £40,000, and payment shall be made at the same time as payments are made in accordance with Clause 9 (Apportionments ).

12.5	The US Seller shall be responsible for and shall make all payments due to the US Employees in respect of any costs or liabilities in connection with the termination of the employment of any of them and, to the extent that such payments are not made, the US Seller shall indemnify the Buyer on an after tax basis in relation to all such costs and liabilities in order to ensure the Buyer is in a financial position to make such payments without any net cost to the Buyer.

13	WARRANTIES AND INDEMNITIES

13.1	Subject to the provisions of this Clause 13 (Warranties and indemnities ) and Schedule 12 (Seller’s protection provisions ), the Sellers jointly and severally warrant to the Buyer on the terms of the statements in Schedule 10 (Warranties) and Schedule 11 (Taxation Warranties).

13.2	The Sellers jointly and severally warrant to the Buyer that:
(a)	either Seller has the power to enter into and perform this Agreement which constitutes, or when executed will constitute, binding obligations on it in accordance with its respective terms; and

(b)	either Seller has full power and authority to sell the Assets to the Buyer on the terms set out in this Agreement and without the consent of a third party.
13.3	The Buyer warrants to the Sellers that:
(a)	it has the power to enter into and perform this Agreement which constitutes, or when executed will constitute, binding obligations on it in accordance with its respective terms; and

(b)	it has full power and authority to acquire the Business and the Assets on the terms set out in this Agreement and without the consent of a third party.
13.4	The Warranties are given subject to any matter fairly disclosed in the Disclosure Letter. A matter shall be regarded as having been fairly disclosed in the Disclosure Letter only to the extent that accurate information about that matter is contained in the Disclosure Letter in sufficient detail to enable the Buyer (acting reasonably) to properly identify the nature and scope of that matter and to evaluate the purpose and effect of the disclosure.

13.5	Each of the Warranties is without prejudice to the other Warranties and, except where expressly stated otherwise, no Clause governs or limits the extent or application of the other Clauses.

13.6	None of the information supplied by an Employee or his or her professional advisers to either Seller, or their representatives or advisers, in connection with the Warranties or the contents of the Disclosure Letter, or otherwise in connection with this Agreement shall be deemed a representation to either Seller as to its accuracy and neither Seller shall, without the Buyer’s prior written consent, make a claim against any Employee or his or her professional advisers in respect of such information.

13.7	Without prejudice to any other rights of the Buyer, each Seller undertakes to the Buyer (for itself and as trustee for each member of the Buyer’s Group) to indemnify the Buyer and each member of the Buyer’s Group on an after tax basis against:

(a)	any costs, claims, losses, actions, proceedings, liabilities or demands suffered by the Buyer in connection with:
(i)	any claim made against the Buyer that use of the Proprietary Software by the Buyer or any licensee of the Buyer is in breach of any third party’s Intellectual Property Rights (to the extent that either Seller is, or ought reasonably to be, aware of such breach);

(ii)	accounting for any primary or secondary class 1 national insurance contributions or any tax liability (including PAYE) which may be incurred by the Buyer or any member of the Buyer’s Group on exercise by any of the Employees of their share options under the 2001 Stock Option Plan or the 2004 Stock Plan or under any restricted stock awards or similar arrangements made in respect of the Employees prior to Completion.; and

(iii)	any defect in either Seller’s title to the Assets, subject always to Clause 2 (Sale of Business and Assets including the Property ).
13.8	Where any statement refers to the knowledge, belief or awareness of a Seller, or any analogous expression, it shall be deemed to include an additional statement that it has been made after full and careful enquiry of James Wilding, Martin McCormick, Amjad Hussain and Mihir Vakil, and the knowledge, belief and awareness of the Sellers shall be deemed to be the actual knowledge, belief and awareness of each such person.

13.9	Each Seller irrevocably undertakes to the Buyer and warrants that (to the extent it is within its powers) it will not and will procure that its respective directors will not complete a members’ voluntary winding up of the UK Seller pursuant to the Insolvency Act 1986 before the expiry of 12 months from Completion. For the avoidance of doubt this shall not prevent the appointment of an administrative receiver, receiver or liquidator to commence such a process.

14	GUARANTEE

14.1	Each Seller guarantees to the Buyer as primary obligor the full and punctual performance by the other Seller of the obligations of the other Seller under and in respect of the undertakings, Warranties and indemnities given by the other Seller under this Agreement and the Transitional Services Agreement.

14.2	Each Seller undertakes with the Buyer that whenever the other Seller does not comply with an undertaking given by it or is in breach of an obligation under this Agreement or the Transitional Services Agreement (including having breached any Warranty or indemnity) it shall:
(a)	procure (so far as it is able) the compliance by the UK Seller with such undertaking;

(b)	perform such obligation; or

(c)	pay any amount (when due) in connection with any breach of Warranty or Indemnity or other breach of this Agreement or the Transitional Services Agreement by the other Seller, in each case at the time when such undertaking or obligation was due to be complied with or performed or payment was due to be made by the relevant Seller.

14.3	Each Seller undertakes to indemnify the Buyer immediately on demand against any cost, loss or liability suffered by the Buyer if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Buyer would otherwise have been entitled to recover.

14.4	This guarantee is a continuing guarantee regardless of any intermediate payment, waiver, release or discharge in whole or in part.

14.5	If any payment by the UK Seller is avoided or reduced as a result of insolvency or any similar event:
(a)	the liability of the US Seller shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Buyer shall be entitled to recover the value or amount in respect of that liability from the US Seller, as if the payment, discharge, avoidance or reduction had not occurred.
14.6	Each Seller waives any right it may have of first requiring the Buyer to proceed against or enforce any other rights or claim payment from the other Seller before claiming from that Seller under this Clause 14 (Guarantee ).

15	ASSIGNMENT AND SUCCESSION

15.1	If the Business is transferred to an Associate of the Buyer, the benefit of the Warranties may be assigned wholly or partly to the transferee who shall accordingly be entitled to enforce them against each Seller as if it were named in this Agreement as the Buyer, save that the benefit of the Warranties shall not be enforceable if the assignee ceases to be an Associate of the Buyer unless or until (and in each case to the extent that) the assignee transfers the Business back to an Associate of the Buyer.

15.2	This Agreement binds each party’s successors and permitted assigns and personal representatives (as the case may be).

15.3	Except as expressly provided above, none of the rights of the parties under this Agreement may be transferred.

16	POST-COMPLETION PROVISIONS

16.1	To assure to the Buyer the full benefits of the Business and the Goodwill, each Seller undertakes by way of further consideration for the obligations of the Buyer under this Agreement, as separate and independent agreements, that it will not without the Buyer’s prior written consent:
(a)	disclose to another person, or itself use for any purpose, information concerning the Business or the accounts or finances of the Business, or the transactions or affairs of the Suppliers or customers of the Business, of which it has knowledge (other than any information which, at the time of disclosure, is in the public domain or any information which it is compelled by law or by rules of any regulatory authority or stock exchange to disclose, provided that, where any such disclosure is required it shall immediately notify the Buyer of this fact and shall take into account the Buyer’s reasonable requirements as to the timing, content and manner of making such disclosure); and

(b)	for two years after Completion, in relation to a business which is substantially the same as or in direct competition with the Business or that part of the Business which is expected following Completion, to be operated by the Replacement Service Provider, either on its own account or for another person, directly or indirectly, specifically solicit or entice away (other than by way of a bona fide advertisement to the general public) any US Employee who has during the one year preceding Completion been employed by the Seller in relation to that part of the Business.
16.2	The Sellers shall de-activate the domain names listed in Schedule 9, Part 2 (Excluded Business IPR ) from all servers connected to the Property within three months of Completion.

17	ANNOUNCEMENTS

Except as required by law, the UK Listing Authority, the US Securities and Exchange Commission, the London Stock Exchange or the Panel on Takeovers and Mergers, no announcement or statement shall be made in relation to this Agreement except for the announcement in the Agreed Form or otherwise as specifically agreed between the parties. An announcement by any party shall in any event be issued only after reasonable prior consultation with the other parties.

18	VAT

18.1	The sale of the Business and Assets

18.1.1	The Sellers and the Buyer acknowledge that, in mutual reliance on each other’s warranties in this Clause 18 (VAT ), the sale and purchase of the Business and Assets will constitute the transfer of a business (or part of a business) as a going concern (“TOGC”) for the purposes of article 5 of the Value Added Tax (Special Provisions) Order 1995 (the “Order”).

18.1.2	The UK Seller and the Buyer shall use all reasonable endeavours to ensure that the sale of the Business and Assets is treated as a TOGC.

18.2	Seller’s obligations

18.2.1	The UK Seller warrants that it is registered for the purposes of VAT under registration number 534452749 and that neither it, nor any relevant associate, has opted to tax the Property and the Sellers undertake that neither the Sellers nor any relevant associate shall exercise the option to tax the Property with effect from any date on or before Completion.

18.2.2	The Buyer and the UK Seller do not intend to make a joint application to HMRC under Regulation 6(1)(b) of the VAT Regulations 1995 for the Buyer to be registered for VAT under the UK Seller’s VAT registration number.

18.2.3	The Buyer and the UK Seller acknowledge that section 49(5) VATA applies to the TOGC and that the UK Seller shall comply with its obligations under that section.

18.3	Buyer’s obligations

18.3.1	The Buyer warrants that:
(a)	it is registered for the purposes of VAT under registration number 220430231;

(b)	it is not party to this Agreement as a trustee or nominee or agent for any other person; and

(c)	it (or a relevant associate or relevant group member) intends to use the Business and Assets after Completion in carrying on the same kind of business as the UK Seller has carried on before Completion for the purposes of VAT.
18.4	VAT chargeable after Completion

18.4.1	If HMRC determine, in writing after Completion, that the sale and purchase of the Business and Assets is not to be treated as a TOGC, the UK Seller will following the determination of HMRC provide the Buyer with a copy of HMRC’s determination and issue a valid VAT invoice to the Buyer for the price and the VAT chargeable on it and the Buyer will pay such amount of VAT on the later of:
(a)	two Business Days before the date upon which the UK Seller is due to account for such VAT to HMRC; or

(b)	five Business Days after the date on which the UK Seller provides the Buyer with a valid VAT invoice.
18.4.2	References in this Clause 18 (VAT ) to option to tax and to a person or relevant associate exercising the option to tax are to be construed in accordance with Schedule 10 VATA.

18.4.3	If a Tax Authority in the United States determines, in writing, after Completion that United States sales tax should have been applied in respect of the sale of the US Assets by the US Seller, the US Seller will provide the Buyer with a copy of such determination as soon as reasonably practicable. The Buyer shall only be liable to pay an amount of US sales tax to the US Seller at such time and to the extent that the Buyer has recovered or obtained credit for the sales tax from a Tax Authority in respect of such sales tax.

19	INFORMATION AND FURTHER ASSURANCE

19.1	Except as required by law or any regulatory body, the Sellers and the Buyer shall keep confidential this Agreement and its terms and conditions and shall not disclose the same to any third party without the prior written consent of the other party.

19.2	The Sellers shall use all reasonable endeavours to procure that the Buyer, its agents, representatives, accountants and solicitors are given promptly on request on and after Completion all such information regarding the Business and the Assets as the Buyer reasonably requires.

19.3	Each party will at its own expense and following a request by the other:
(a)	execute any document and do any thing; and

(b)	use reasonable endeavours to procure that a third party executes any document and does any thing, reasonably necessary to give the relevant party the full benefit of this Agreement and to perfect the transaction intended to be effected pursuant to this Agreement (save that this shall not include the payment by either of the Sellers for any fees payable to a counter party to a Business Contract required by that counter party.

19.4	If within nine months of Completion the Buyer becomes aware of the existence of any Non-Transferred Assets, it may give written notice to the Seller of the same identifying, with such detail as is then available to the Buyer, each Non-Transferred Asset. Promptly following receipt of such written notice the Sellers shall enter into discussions with the Buyer in good faith for the transfer of or the making available of each Non-Transferred Asset on such terms and for a consideration of such sum as the parties may agree.

19.5	Without limiting Clause 19.3, each Seller shall, if so requested by the Buyer, assign to the Buyer such manufacturers’ guarantees and warranties relating to the Assets as may be in force at Completion insofar as the same are capable of assignment and including (for the avoidance of doubt) the Collateral Warranties and the benefit of all other claims against third parties relating to any of the Assets (including, without limitation, any claim for breach of warranty or representation and return rights for Non-Direct Stock). To the extent that the same are not capable of assignment the Sellers shall hold the benefit on trust for the Buyer and shall take such action as the Buyer may from time to time direct at the expense of the Buyer.

19.6	Each party undertakes to indemnify (and the Buyer undertakes to indemnify in respect of documents to be entered into by Tesco Stores Limited) the other parties against any loss, expense or damage which it may suffer as a result of any transaction document to be entered into and delivered to it pursuant to Clause 5 (Completion ) being unauthorised or for execution and implementation pursuant to the relevant party’s articles of association or other constitutional documents;

19.7	The UK Seller shall after Completion retain the Retained Business Records for a minimum of six years and shall during such period give to the Buyer and its representatives reasonable facilities to inspect the Retained Business Records and to take copies and extracts so far as they relate to the Business at all reasonable times and on reasonable advance notice, save that in the event the UK Seller is to be wound-up and dissolved, the UK Seller shall notify the Buyer in advance and shall on request and at the Buyer’s expense, provide the Buyer with copies of the Retained Business Records.

19.8	The Sellers shall procure that all notices, correspondence, information, orders or inquiries relating to the Business or the Assets (including, without limitation, the Properties) which are received by either Seller or any member of the Sellers’ Group on or after Completion shall be immediately passed to the Buyer.

19.9	At any time after Completion and upon reasonable request from time to time the Buyer shall provide, or procure to be provided, to the Sellers (at the Sellers’ expense), all information relating to the Business relating to the period up to Completion and which is in its possession or under its control.

20	RIGHTS AND REMEDIES OF THE BUYER

20.1	The rights and remedies of the Buyer shall not be affected by, and the Warranties shall not be regarded as being qualified:
(a)	save as specifically set out in this agreement, by any investigation made by or on behalf of the Buyer into the Business or the affairs of either Seller; or

(b)	by any matter within the imputed or constructive (as opposed to actual) knowledge of the Buyer or of any of its agents or advisers; or

(c)	by virtue of any matter contained or referred to in any draft version of the Disclosure Letter (to the extent not included in the final Disclosure Letter).
20.2	The rights and remedies of any party shall not be affected by its failing to exercise, or delaying in exercising, a right or remedy, or by anything else, except a specific authorised written waiver or release. A single or partial exercise of a right or remedy provided by this Agreement or by law does not prevent its further exercise or the exercise of another right or remedy.

21	WAIVER

Waiver by any party of a breach of a term of this Agreement, or of a default under it, does not constitute a waiver of another breach or default nor affect the other terms of this Agreement.

22	NO MERGER

The obligations contained in or implied by this Agreement which have not been performed at or prior to Completion and the warranties, representations and indemnities contained in it and any rights or remedies available pursuant to it shall remain in full force and effect notwithstanding, and shall not be affected by, Completion.

23	CUMULATIVE RIGHTS

The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies.

24	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

24.1	Each of Tesco Stores Limited and the Buyer shall be entitled to enforce any provision of this Agreement that grants or purports to grant a right in favour of the Buyer. Either Seller shall be entitled to enforce any provision of this Agreement that grants or purports to grant a right in favour of the other Seller. In all other cases, unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce a provision of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

24.2	The parties may rescind or vary this Agreement without the consent of a third party (including Tesco Stores Limited) to whom an express right to enforce any of its terms has been provided.

25	COSTS

Expenses incurred by or on behalf of the parties, including the fees of agents and advisers employed in connection with the negotiation, preparation or execution of this Agreement, shall be borne by the party who incurred the liability.

26	SET-OFF

26.1	Save as specifically set out in this Agreement, all sums payable under or pursuant to the terms of this Agreement shall be made free and clear of any counterclaim or set-off of any kind.

26.2	The Sellers shall pay all sums payable by either of them under or pursuant to the terms of this Agreement free and clear of all deductions or withholdings except for those required by law. If a deduction or withholding is required by law the Sellers shall pay such additional amount as will ensure that the net amount the payee receives equals the full amount which it would have received had the deduction or withholding not been required.

26.3	In the event that any sum paid or payable by a Seller to the Buyer under or pursuant to this Agreement is or will be chargeable to Tax in the hands of the payee (or would be so chargeable but for the availability of any Relief then the Sellers shall pay such additional amount as will ensure that the total amount received, net of Tax chargeable on such amount (or that would be so chargeable but for such Relief), is equal to the amount that would otherwise be payable under or pursuant to this Agreement provided that this sub-clause 26.3 shall not apply to the extent that the amount payable becomes subject to Tax due to any voluntary act of the Buyer after Completion which causes such amount to fall outside the scope of HMRC’s Extra Statutory Concession D33.

27	INVALIDITY

27.1.1	Subject to Clause 27.1.2, if a provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under an enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

27.1.2	If a provision of this Agreement is, or but for this Clause 27 (Invalidity ) would be, held to be illegal or unenforceable, in whole or part, but would be legal and enforceable if the period of application or geographical application were reduced or if part of the provision were deleted, the provision shall apply with the minimum modification necessary to make it legal and enforceable.

28	COUNTERPARTS

28.1	This Agreement may be executed in a number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

28.2	Each counterpart, when executed, shall be an original, but all the counterparts together constitute the same document.

28.3	Delivery of an executed signature page of a counterpart by facsimile transmission or in AdobeTM portable document format sent by electronic mail shall take effect as delivery of an executed counterpart of this Agreement. If either method is adopted, without prejudice to the validity of such agreement, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

29	COMMUNICATIONS

29.1	All communications between the parties with respect to this Agreement shall be in writing and shall:
(a)	be delivered by hand, or sent by first-class prepaid post (or airmail if sent outside the United Kingdom) to, in the case of the Buyer, its address of set out in this Agreement and, in the case of the UK Seller, the registered office for the time being of the UK Seller or to another address in the United Kingdom which the UK Seller notifies for the purpose of this Clause 29 (Communications ) and, in the case of the US Seller, to a duly appointed agent who is resident in the UK.; or

(b)	be sent by facsimile or email to the facsimile number or email address stated below or as notified for the purpose of this Clause 29 (Communications ).
29.2	And for the purposes of Clause 29.1(a), the US Seller irrevocably appoints the UK Seller as its process agent to receive on its behalf any notice and/or service of process in any proceedings. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the US Seller). If for any reason such process agent ceases to be able to act as a process agent, the US Seller irrevocably agrees to appoint a substitute process agent acceptable to the Buyer and to deliver to the Buyer a copy of the new process agent’s acceptance of that appointment within 30 days.

29.3	The US Seller irrevocably consents to any notice and/or any process in any legal action or proceedings in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to the service of notices.

29.4	In the absence of evidence of earlier receipt, communications shall be deemed to have been received as follows:
(a)	(if sent by post within the United Kingdom) two Business Days after posting;

(b)	(if sent by post outside the United Kingdom) five Business Days after posting;

(c)	(if delivered by hand) on the day of delivery, if delivered at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day;

(d)	(if sent by facsimile) at the time of transmission, if received at least two hours before the close of business hours on a Business Day, and otherwise on the next Business Day; and

(e)	(if sent by email) at the time of sending, if sent at least one hour before the close of business hours on a Business Day, and otherwise on the next Business Day (in each case, unless the sender receives notification that the email has not been successfully delivered or an automated response that the recipient is absent or is not checking emails).
29.5	For the purposes of this Clause 29 (Communications ), “business hours” means between the hours of 10.00 and 17.00 inclusive, London time.

29.6	In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and stamped and placed in the post or that the facsimile transmission was transmitted to the specified number and a confirmatory transmission report received.

29.7	Communications addressed to a Seller which are delivered or sent in accordance with Clause 29.1, shall be marked for the attention of Martin McCormick and communications addressed to the Buyer shall be marked for the attention of Helen O’Keefe.

29.8	The facsimile numbers and email addresses referred to in Clause 29.1 are:
for the Seller:	0870 444 5944 (martin.mccormick@handleman.co.uk) in each case marked for the attention of Martin McCormick.

For the Buyer:	01992 646 721(helen.o’keefe@uk.tescoandl.com) in each case marked for the attention of Helen O’Keefe.
30	ENTIRE AGREEMENT

This Agreement and the documents referred to in it together constitute the whole agreement between the parties and, subject as expressly provided to the contrary in this Agreement, supersede all previous negotiations, agreements and understandings, written or oral, between the parties relating to the subject matter of this Agreement. The Buyer hereby waives any claim in respect of any representation, statement, covenant or undertaking made or given by either Seller unless and to the extent a claim lies for breach of this Agreement or any of the documents referred to in it. Nothing in this Clause 30 (Entire agreement ) shall exclude any liability for fraud.

31	PROPER LAW

This Agreement shall be governed by and construed in accordance with English law and the parties submit any dispute which may arise out of, under, or in connection with this Agreement to the exclusive jurisdiction of the English courts.
IN WITNESS of which the parties have signed this agreement on the date set out above.

Schedule 1 : Business, Excluded Business and Consideration
Schedule 1
Business, Excluded Business and Consideration
Part 1
The Business
The operation of a centre for the sorting of CDs, DVDs and computer games and the provision of distribution services at and from the Property, and the provision of related merchandising functions at the Buyer’s Group’s stores in relation to the same to Tesco Stores Limited and the provision of certain merchandising services, all on the basis set out in the Distribution Agreement.
Part 2
The Excluded Business
Those operations of either Seller that do not relate exclusively to the provision to Tesco Stores Limited of sorting and distribution services relating to CDs, DVDs and computer games or the provision of merchandising services (all on the basis set out in the Distribution Agreement) and any operations based at the Warrington premises.
Part 3
Apportionment of Consideration

£

1	Movables	742,000
2	Motor Vehicles	Nil
3	Plant and equipment	7,745,000
4	Business Contracts excluding those referred to in 5 below	Nil
5	Leased Assets and related Business Contracts	Nil
6	Claims	Nil
7	Business Records	Nil
8	Business IPR	Nil
9	Property	913,000
10	Goodwill	Nil
12	US Assets	Nil
13	Other (please specify)	Nil
	TOTAL	9,400,000

Schedule 2 : The Property
Schedule 2
The Property
Particulars of the Property
Leasehold land at Wingates Industrial Estate, Westhoughton, Bolton registered at the Land Registry under title number MAN68061.

Schedule 3 : Employees
Schedule 3
Part 1
Employees

Paul Callow
Neil Hamblett
John Metcalfe
Sharon Lewis
Paula Murphy
Marcin Bering
Hilary Green
Julie Halsall
Helen Willett
Paul Brylowski
Dominic Chung
James Ellison
David Hilton
Damian Sandilands
Michelle Wood
Carl Agoglia
Stuart Allen
Stephen Anders
William Astley
Susan Atherton
Nick Atkinson
Marzena Badura
Kamil Badura
David Bessell
Michael Birt
Rafal Blaszczuk
Justyna Boryn
Shaun Bottomley
Paul Brewin
Marta Bromka
Alison Burbridge
Michael Burke
Ian Bushell
Ann Chatterley
Jacek Chyzak
Linda Connolly
Michael Cooke
Wendy Crossland
Sylwia Czapara
Anthony Davies
David Davies
Pamela De’issik
Sally Dennis
Brian Doran
Colin Duncalf
Scott Duncan
Jason Durkin
Robert Dwyer
Ryan Edwards
Keiran Edwards
Samuel Egan
Gary Fairclough
Simon Farrell
David Foran
Stephen Gaskell
Andrew Goldsmith
Stephen Grant
George Green
John Greenwood
Martin Greer
Kevin Griffiths
Marcin Gryza
Magdalena Grzesiak
Jon Heathcote
Anthony Higgins
Terrence Hodgkinson
Nicholas Holden
Scott Holland
John Holton
Robert Hooton
Keith Ince
Darren Jacks
Eva James-Joimot
Marta Jankiewicz
Germain Kadima
Piotr Kalafus
Stephen Keeley
Duncan Keen

Schedule 3 : Employees

Lee Kennedy
Wayne Kent
Paul Kenwright
Sharon Kenyon
Abid Khan
Nathan Khan
Nathan Kirfoot
Jaroslaw Kuprowski
Slawomir Kuprowski
Krzysztof Kwiatkowski
Anil Ladua
Graham Latchford
Andrew Lawler
Michael Lee
Dorota Lenartowicz
Darren Lewis
Malgorzata Lipinska
Ryan Loynd
Caroline Lucas
Barry Lucas
Linda Maher
Alison Marlor
Deborah Marwick
Ashley Marwick
Jason Mccormick
Andrew Mcguffy
Matthew Meakin
Michelle Menzies
Gabriela Miedziak
Jonathan Mingham
Andrew Moden
Anne Marie Monks
Arkadiusz Mucha
Mohmed Naliya
Alexander Ndovie
Yassin Olow
Bolaji Onifade
Jeffrey Parkinson
Chandu Patel
Neil Pendlebury
Stephen Perks
Kinga Polak
David Price
Jay Priestley
Neil Richards
Emma Robinson
John Rothwell
Stephen Ryan
Rafal Safin
Arthur Schollar
Ansumania Sesay
Steven Sharples
Michael Shepherd
Jon Sherrington
Dennis Smith
Matthew Smith
Mariusz Soltysik
Michelle Soufi
Diane Stone
Ian Swettenham
Dariusz Szczucki-Stogniew
Viktoria Szebenyi
Mark Tannock
Philip Taylor
Jean Utumabahutu
Lukman Vali
Andrew Vallis
Joanne Wallace
Kenneth Watkins-Wilson
Damian Watson
Martin Whittle
David Williamson
Richard Woodward
Kathleen Young
Erika Zilinskaite
Jadvyga Zilinskiene
David Austin
Steven Bond
Neil Brisco
Matthew Fox
Martin Gore
Thomas Middling
Stephen Siddeley
Neil Smith
Victoria Speight
Danny Thompson

Schedule 3 : Employees

Mark Vardy
Michael Willcocks
Agnieszka Legowicz
Thomas Smith
Anil Ladua
Vincent Dakin
Stewart Parr
Paul Hayes
Christine Simon
Stephen Richardson
Christopher Smyth
Ann Brookman
Pauline Bennett
Yvonne Bird
Claire Brown
Paul Cannon
Maggie Curtis
Suzanne Dalton
Audrey Davidson
Frances Grant
Barry Hughes
Brett Marsh
Joy Maunder
Janette Moffett
Sally Mole
James Moore
Lynda O’Malley
Shelley Palmer
Cathryn Pell
Karen Rance
Melanie Rowe
Philip Sittlington
Justyna Tweddle
Kellie Wareing
Marilyn Lisa Webb
Alison Welham
Lorraine Westerman
John Quail
Vaughan Thomas
Wendy Seaton
Mark Cleverly
Ian Parish
Joanne Cavanagh
Peter Lawless
Fraser Paterson
Donna Alderson
Lucy Barclay
Kirsten Berini
Yvonne Chetter
Craig Embrey
Vincent Hoey
Janette Thomson
Janet Evans
Clare Oliver
Neil Burgess
Mihir Vakil
Margaret Wood
Paul Dakin
Rachel Loftus
Sophie Hoey
Benjamin Rowe
Nichola Miller
Janet Prior
Neil Richards
Robert Maxfield
John Tickle
Kuljit Padda
Kevin White
Alison Bird
Graeme Braby
Jit Vaghela
Andrew Summers
Garry Blackman
Rupal Gadhvi
Donna Stevens
Jitesh Vin
Steven Reyes
Christopher Smith
Neil Jordan
Nadia Dotsenko
Simon Barnard
Frank Ralko
Katarzyna Kotas
Paul Kumar
David Glaze
Wesley Scott
Mahatma Madhususdan

Schedule 3 : Employees

Ahmed Nabi Khan
Abdalla Azazy
Deborah Pickering
Kerry Anderson
Julie Bateman
Freda Bennett
Rosemary Bleakley
Fiona Brown
Margaret Brown
Seonaid Campbell
Kathleen Campbell
Patricia Corcoran
Sandra Craighead
Jacqueline Dearie
Elaine Dodds
Stephanie Donald
David Dunne
Patricia Erwin
Benjamin Fitzpatrick
Gail Flynn
Stanley Forbes
Irene Fulton
Julia Gaffey
Paula Gonzalez
Anne Gordon
Christopher Gore
Craig Grant
Stacey Greens
Graeme Greer
Ruth Gunn
Siobhan Heatley
Marilyn Hill
Roseleen Hurrell
Mary Jenkins
Elizabeth Jordan
Ann Kelly
Lisa Kilfedder
Elizabeth King
Isabel Kirkland
Karen Lawson
Joy Lowry
Alison Lyle
Anne Lynagh
Kirsty Macleod
Anne Marshall
Claire Martin
Elizabeth Masson
Carol McCrae
Sally McCune
Nicola McDonald
Tonia McGinley
Kerry McIntosh
Tracey McKinnon
Heather McKnight
Marion McLaughlin
Margaret McMenamin
Mary McWilliam
Helen Millar
Ronnie Miller
Jennifer Mitchell
Samuel Moffett
Dorothy Murray
James Nicol
Nicola O’Neil
Joanne Palmer
Cindy Parsley
Angela Porteous
Janice Potts
Sally Richards
Betty Rooney
James Ross
Isobel Savage
David Skinner
Linsey Smart
Shirley Smeaton
Tracey Smith
Graham Steele
Alison Stewart
Catherine Taggart
Yvonne Taylor
Joan Thompson
Anne Thomson
Diane Watson
Elisa Webber
Victoria Weir
Moira West
Hayley Wilkins

Schedule 3 : Employees

Janice Kelly
Irene McNee
Paul Armitage
Pauline Armstrong
Claire Louise Baines
Elizabeth Barrett
Simon Barson
Carol Bee
Laya Bentley
Susan Bevers
William Birkenhead
Margaret Boggs
John Botterill
Debbie Brewster
Sarah Brown
Samuel Butterworth
Stacey Cartledge
Dawn Chandler
Helena Clarke
Elaine Cotton
Annette Crofts
Patricia Curran
Vivienne Daffin
Valerie Darby
Louise Davis
Margaret Day
Brian Dill
Christine Dinsley
Katrina Dyas
Matthew Elders
Yvonne Ellwood
Lynne Everitt
Karen Falconer
Wendy Fantom
Christine Flynn
Janette Fox
Karen Fraser
Sharon Gallagher
Andrew Gallimore
Christine Gambles
Nicola Gerrett
Beverley Giles
Michelle Green
Margaret Hardman
Karen Hardman
Judith Harrison
Margarita Hartley
Joan Hartley
Colin Hodgson
Paula Holmes
Rafaqat Hussain
Janet Hutchinson
Pauline Jackson
Peter Jamieson
Doreen Kay
Nicola Langton
Samuel Ledger
Julie Lewis
Victoria Macdonald
Liyana Mansor
Mandy Marshall
Nicola Marsland
Paula Mazurke
Lena McDonagh
Beverley Moody
Tracey Morgan
Gillian Morris
Pauline Munroe
Michelle O’Reilly
June Pankhurst
Carol Parker
Charlotte Pemberton
Tracy Perry
Rosalind Plummer
Mandy Preistley
Annette Preston
Norman Purcell
Georgina Ravenscroft
Amanda Richardson
Lorraine Richardson
Anita Rimmer
Lisa Ritchie
Ann Roberts
Susan Scruton
Judy Shaw
Amanda Shields
Sandra Smith

Schedule 3 : Employees

Lynne Sneidelback
Margaret Stephenson
Jill Stones
Sharon Thain
Barbara Thompson
David Tindale
Susan Tomlinson
Richard Towers
Joan Tweddle
Mark Wakefield
Sharon Walker
Felicity Walker
Marjorie Ward
Peter Wilby
Diane Williams
Elizabeth Williams
Karl Arndt
Terrie Austin
Kiran Bajwa
Penelope Baker
Maria Barber
Janette Bartram
Tracey Batchelor
John Bence
Paula Beniston
Sue Bennett
Heather Boyd
Sarah Bradbury
Regina Bradley
Donna Burnett
Joan Burrows
Emma Cannon
Darren Chadwick
Julie Chapman
Anthony Charlesworth
Julie Cherry
Janine Clague
Stephen Collins
Chris Connolly
Dawn Cooke
Julia Cross
Ann Dixon
Melissa Fermoyle
Derrick Fleming
Marion Ford
Lesley Ford
Sally Foster
Deborah Gates
Alison Greaves
Alison Hall
Joanne Hall
Lorraine Harris
Lorraine Helm
Keith Horner
Karen Hounslow
Helen Hughes
Debra Ives
Catherine Jackson
Alex Jones
Yvonne Jones
Diane Kirwan
Shiju Korah
Neena Kotadia
Ali Koyes
Lynda Latham
Ann Lawrence
Dianne Leach
Andrew Lodziak
Gillian Longshaw
Christine Lovesey
Sandra Lowry
Patricia Lucas
John Macmenemey
Rita Manfredi
Zena May
Michael Mchugh
Sharon Mcmullen
Alison Miller
Nicola Morgan
Noraini Nelson
Judith Newman
Richard Nunes
Tracey Oliver
Michael Owen
Lesley Parry
Sharon Penny
Sally Phillips

Schedule 3 : Employees

Louise Poole
Carol Porter
Thomas Prince
Sonia Richardson
Deborah Richardson
Kathleen Shaw
Robert Sherrington
Lynn Simons
Parminder Singh
Lynda Smith
Yvonne Southgate
Adrian Southwell
Carl Stokes
Sheila Styles
Kaille Sullivan
Patricia Swallow
Deborah Taylor
Janet Tiffany
Dawn Tromans
Yvonne Twigger
Carol Wagstaff
Sandra Waite
Catherine Young
Pamela Bolam
Yvonne Mudd
Gillian Lonie
Debra Styles
Susan Millns
Clara Allfrey
Lesley Badger
Claire Barnes
Robin Benjamin
Kerri Bradley
Deborah Bridger
Jo Britt
Pauline Caddy
Susan Cawse
Jackie Chapman
Karen Chapple
Laura Davis
Natalie Davis
Claire Dayment
Lorna Dighton
Tracy Dinnicombe
Maureen Dixon
Martina Donnelly
Elaine Downie
Beverley Eden
Linda Elms
Samantha Evans
Karen Evans
Laura Francis
Laura Franklin
Valerie Frost
Margaret Fuller
John Fussell
Suzanne Gibson
Neisha Harding
Derek Higgs
Denise Hooper
Maureen Hore
Nuala Howard
James Jackson
Edwina Jackson
Janette John
Janet Jones
Gwynfor Jones
Eileen Jones
Patrick Knowles
Mary Lewis
Charlotte Matthews
Gillian May
Jacqueline Mccormack
Paul Mellonby
Jill Moon
Christine Moore
Nina Morgan
Brian Muckleston
Dianne Murray
Leanne Open
Toni Payne
Nicola Pipe
Jackie Pittwood
Maureen Poole
Roy Pooley
Maxine Reasons
Juliet Rees

Schedule 3 : Employees

Alexander Ross
Cherry Rowland
Christopher Sabine
Teresa Salvidge
Mark Sarginson
Nicole Sasse
Vicki Searle
Shirley Senior
Ann Shanahan
Alison Snook
Caroline Sparks
Iris Stead
Andrew Stokes
Sheryl Taylor
Janet Thomas
Linda Thomas
Joanne Traverse
Margaret Turnbull
Madeline Twelftree
Bronwen Vigar
Susan Warren
Caroline Weed
Christabel White
Sandra Wilkins
Susan Williams
Gaynor Williams
Mourveen Wilson
Sylvia Wright
Julie Alcock
Susan Argyle
Melanie Ashby
Karam Bains
James Baker
Rachael Batson
Susan Beacham
Elizabeth Betty
Brenda Bone
Sarah Bowden
Mandy Bruce
Kathleen Cheung
Carol Church
Nicholas Connorton
Paula Crayford
Natalee Crichlow
Samantha Douglas
Paula Dufour
Lesley Dumigan
Gemma Edwards
Sarah Everard
Alassan George
Deirdre Gerrard
Clare Harden
Sarah Harper
Jennifer Harris
Rosemarie Hitches
Jacqueline Honey
Zia Hornby
Derek Iles
Kim Jackson
Jackie Jones
Lynnette Kenich
Huma Khalid
Juned Laliwala
Ellen Lane
Jim Lock
June Lynskey
Alison Malcolm
Jeet Malhotra
Mandy Manganiello
Danish Mansurie
Clair Marshall
Dawn Meadows
Kim Miles
Emma Millman
Sarah Mitten
Brandon Motloung
Lynn Mulley
Kay Mutch
Karen O’donnell
Lynda Osbourn
Michelle Parish
Lisa Penn
Margaret Poulton
Maureen Price
Jacqueline Reneaux
Victoria Roberts
Frances Rose

Schedule 3 : Employees

Alison Sinfield
Janet Stone
Faisal Taj
Kiran Taj
Fiona Tull
Jasbir Varaitch
Alan Wallis
Jacqueline Walsh
Joyce Webster
Jayne Whatmore
Trudy Williams
Rhonda Williams
Jane Wilson
Sheila Wyatt
Grace Xerri
Farzana Zaman
Sandra Abbas
Melvyn Adams
Joanne Adams
Oluwarotimi Albert
Karen Allen
Rosemary Armah
Sheila Ash
Ali Ashraf
Kim Barker
Regina Begum
Nicholas Bigg
Gillian Bird
Paula Bowers
Lauren Burke
Margaret Carter
Margaret Carter
Kim Cashman
Lynne Clarke
Julie Collison
Christopher Connolly
Janet Constance
Eileen Cotton
Brenda Cruise
Julie Cupidon
Cheryl Davie
Rosa Dipiazza
Susan Elbourne
Jose Ferreira
Dawn Ferris
Angela Flanagan
Lynda Ford
Carol Foster
Sean Fraser
Beverley Friend
Ralph Gibbons
Robert Gillan
Lesley Goodban
Rosemary Gowlett
Jacqueline Green
Trudy Green
Natasha Green
Debra Gunning
Abdul Hamid
Vincent Harper
Julia Harper
Catherine Harrington
Christine Hartshorn
Jane Hayward
Lisa Hounsell
Christine Huggett
Janet Hunt
Gloria Hurman
Muhammad Iqbal
Michelle Irwin
Katherine Jackson
Marie Joseph
Geraldine Keys
Debbie Knell
Angelina Kudolo
Amanda Lacey-Ward
Rachel Laurenson
Mary Lee
Stephon Litchmore
Denise Lowe
Jacqueline May
Dawn Morgan
Anita Morrison
Mary Ndow
Stephanie Norris
Samuel Olamiko
Amenze Olotu

Schedule 3 : Employees

Priscilla O’nwere
Manisha Pandey
Eileen Parsons
Ian Peach
Dilip Popat
Emma Pugmire
Mamoon Rashid
Rafal Rewt
Lisa Richards
Margaret Rickard
Kate Rook
Kerry Rudge
Nicola Shackleford
Ashfaq Shaikh
Susan Smithson
Izabella Sowe
Rosalind Sparks
Debbie Steward
Judith Stratton
Susan Summers
Chanelle Thompson
Martin Turrell
Daksha Umeria
Adrian Walton
Ramsen Warda
Sarah Wheeler
Stella Wild
Andrew Wilkinson
Susan Willcocks
Deborah Williams
Debbie York
Laura Lockwood
Ann Conmy
Sharon Eade
Angela Earl
Sandra Hardy
Victoria Prior
Brenda Robertson
Armani nikhil Akbar-roy
Michelle Bradnick
Esther Bradshaw
Yvonne Richings
Amarpal Sohal
Darren Callaby
Pooja Shah
Saeed Khan
Julie Uden
Stephen Webb
Foysal Muhammed
David Gentry
Annabel Ashalley-Anthony
Carol Nicholson
Chloe Harris
Donna Macdonald
Florence Webb
Hazel Ann Harris
Jalpa Pravinchandra
Janet Susan Keen
Jennifer Denise Metcalf
Jonathan David Jones
Julia Ingham
Julie Mallabar
Linda Ann Odborne
Marie May
Michelle Linton
Andrew Mulholland
Kirkham Paul
Roseline Bornah
Samantha Jayne Howard
Sandra Denise Mulhern
Satish Pokala
Sophie Guest
Sunny Ochuko Musa
Tejas Ganatra
Tim Barclay
Treasure Diana Kipping
Vanessa Bateson
Aaron Edwards
Victoria Jennifer Russell
Tuti Fraser
Jacqueline Ashton
Rosemary Furber
Richard McGuire
Eileen McGawn
Marian Mckeever
Kirsten Brown

Schedule 3 : Employees

Caroline Lyndon
Denise Talac
Rebecca Keeble
Stephanie Short
Nasiru Huseini
Lisa Wingham
Sean Rogers
Scott Barker
Joyce Pieri
Michael Barry
Phillipa Parkin
Louise Feller
Connor Hoskins
Douglas Lowe
Tabitha Herriot
Pauline Bromhall
Daniel Pullen
Joanne Burrows
Stacey Will
Kathyn Yare
Alison Richards
Elizabeth Millard
Ruta Kavaliauskiene
Shelagh Callaghan
Hillary Kerr
Jade Spence
Iain Kaye
Deborah Andrew
Michael Barry
Rose Fletcher
Scott Simpson
David Evans
Christine Storey
Tracey Brentnall
Elizabeth Harry
Kathryn Caveney
Christine Freeman
Senga Priestly
Jackie Muir
Jonathan Ravenscroft
Nicholas Brice
Sue Hodgson
Martin Hickling
Carne Beverley Jayne
Helen Taylor
Paul Graham
Agnieszka Gierek
Monica Cichoka
Valerie Butler
Keith Longworth
Faizal Patel
Ian Brace
Jennie McHugh
Kimberley Gough
Sinthujah Sirvamohan
Mary Bell
Kaye Wood
Carol Spencer
Rita Lewis
Julie Osborne
Corrina Aitchinson

Part 2
US Employees
Ranjitha Dusa
Graeme Fawcett
Tammy Stark Kennedy
Sanjay Kulkarni
Mark McInnes
Adam Moy

Schedule 3 : Employees
Jennifer Moy
Katie Williams
Amjad Hussain
Part 3
Non Transferring Employees
Judith McGrath
Ian Brady
Corrie McLellan
Laura Cullen
Andrew Dean
Gaynor Connell
Leah Graham
Jane Haworth
Sarah Lawson
Robert Grant
Sian Lee
Joanne Owen
Martin McCormick
Joanne Bonney

Schedule 4 : Contracts
Schedule 4
Contracts
Part 1
Business Contracts
1	Supply and installation agreement relating to Knapp sortation system between Knapp Logistik Automation GmbH and the UK Seller

2	Service agreement between Knapp Logistik Automation GmbH and the UK Seller

3	Agreement between Parceline and the UK Seller

4	Rental contract between Atlet Finance Limited and the UK Seller

5	Supply Agreement between Ribble Packing Limited and the UK Seller

6	Agreement between Cleaning Northwest and the UK Seller

7	Operating agreement between Phoenix Vending North West and the UK Seller

8	Supply agreement between Greencare Environmental Limited and the UK Seller

9	Agreement between KONE Bolton Brady Limited and the UK Seller

10	Agreement between Castle Fire Limited and the UK Seller

11	Agreement between Select Air Services Limited and the UK Seller

12	Agreement between Trees Are Green Limited and the UK Seller

13	Maintenance contract between the UK Seller and Schindler Limited

14	Maintenance agreement between Zoom CCTV and the UK Seller

15	Service/rental agreement between Shorrock Trichem Limited and the UK Seller

16	Agreement between Evergreen Landscape Services and the UK Seller

17	Agreement between Cannon Pest Control and the UK Seller

18	Agreement between Arval UK Limited and the UK Seller

19	Agreement between ECS Recruitment Group Limited and the UK Seller

20	Agreement between Greenham and the UK Seller

21	Agreement between Konica Minolta and the UK Seller

22	Agreement for the short-term vehicle rental between Lombard and the UK Seller

23	Agreement between Npower Limited and the UK Seller

24	Agreement between Office Angels Limited and the UK Seller

25	Agreement between Sealock Limited and the UK Seller

Schedule 4 : Contracts
26	Agreement between Tanto UK Limited and the UK Seller

27	Licence between The Official UK Charts Company and the UK Seller

28	Agreement between Top Gear Recruitment Limited and the UK Seller

29	Agreement between UKOS Plc and the UK Seller

30	Agreement between Network Technology Systems Limited and the UK Seller

31	Agreement between BTiNet and the UK Seller

32	Agreement between the UK Seller and NTL Business Limited

33	Hire Agreement between A+A Time and the UK Seller

34	Agreement between BT and the UK Seller relating to BT Business One Plan

35	Agreement between Sameday UK Limited and the UK Seller

36	Agreement between ISIS and the UK Seller

37	All open purchase orders for Non-Direct Stock, and the benefit of rights and privileges under completed purchase orders for Non-Direct Stock

38	Agreement between Computer Business Forms and the Sellers for the supply of toners and cartridges

39	The lease agreements between the US Seller and Forsythe / McArthur Inc with the following references: AN, AE2, AEX and TX.

40	Agreement between Computer Power Protection and the Sellers for supply of, and support services relating to, UPS equipment.

41	Hardware support agreement between European Electronique and the Sellers

42	Maintenance agreement between F5 Networks and the Sellers

43	Mobile rental agreement between Orange and the Sellers to the extent they relate to 979 contracts and mobile handsets.

44	IT maintenance agreement between Paxar Limited and the Sellers

45	Support and maintenance agreement between Zetes Limited and the Sellers

46	Hosting services agreement between Rackspace and the Sellers

47	ADSL, Internet and OOS agreements between the Sellers and various suppliers

48	Agreement between Verizon and the Sellers for local dial access

49	Insurance policy from Allianz Insurance Plc

50	Maintenance agreement between Bibby Factors Yorkshire and the Sellers

51	Agreement between British Gas Trading and the Sellers

Schedule 4 : Contracts
52	Agreement between Calor Gas and the Sellers

53	Agreement between Contact Packaging and the Sellers

54	Maintenance agreement between Delta Environmental and the Sellers

55	Agreement between Dialcard and the Sellers

56	Agreement between DPD and the UK Seller

57	Agreement between Eon and the Sellers

58	IT consultancy agreement between Fast Corporate Services and the Sellers

59	IT consultancy agreement between ITMCS Limited and the Sellers

60	Agreement between Jobwise and the Sellers for supply of temporary staff

61	Hire agreement between Jungheinrich and the Sellers for fork lift trucks and stacker trucks

62	Supply agreement between LISB Commercial Finance and the Sellers

63	Agreement between United Utilities and the Sellers

64	All Software licence contracts and associated support agreements which are listed in Schedule 8, Part 1 of this Agreement

65	Software support agreement between Wisegrove and the Sellers
Part 2
Excluded Business Contracts
1	Network Service Agreement and support agreements between Thawte Inc and the UK Seller.

2	Licence agreement between Axicon Auto ID Limited and the UK Seller.

3	Information Services agreement between Global eXchange Services Inc and the US Seller and all amendments thereto.

4	All agreements between the US Seller and Meridian Leasing Corporation, including the Master Lease Agreement dated 15 August 2007 and all supplements thereto.

5	All service and leasing agreements between the US Seller and International Business Machines Corporation.

6	Agreement between Business Mobiles.Com Limited and the UK Seller in relation to mobile phones not transferring to the Buyer.

7	All agreements between Qwest and the UK Seller.

8	Licences between Microsoft eOpen and the UK Seller

Schedule 4 : Contracts
9	All software licence and support agreements between Sanderson Limited and the Sellers.

10	The lease agreements between the US Seller and Forsythe/McArthur Associates Inc, with the following references: AR, AP AP2, AR1, and any other agreements between the US Seller and Forsythe/McArthur Associates save to the extent referred to in Part 1 of Schedule 4.

11	Managed Storage Residency Agreement between the US Seller and EMC Corporations, dated the 30 March.

12	Agreement between IT Management and Consulting Services Limited and the Sellers.

13	Software Distribution Agreement and software support agreements between Adobe Systems Inc and the Sellers.

14	All software support agreement between Axicon and the Sellers.

15	All software licence and support agreements between D3 and the Sellers.

16	All software licence and support agreements between Digibuy and the Sellers.

17	Agreement between Frontier and the Sellers.

18	Agreement between GXS and the Sellers.

19	Lease agreement between IBM and the Sellers.

20	Hosting agreement between IBM and the Sellers.

21	ISP agreement between NTL Telewest and the Sellers

22	All software licence and support agreements between RegSoft.com and the Sellers.

23	All software licence and support agreements between RippleTech and the Sellers

24	Software support agreement Sanderson Limited and the Sellers.

25	All software licence and support agreements between Sato International Pte Limited and the Sellers.

26	All software licence and support agreements between SDI and the Sellers.

27	All software licence and support agreements between SoftAsset and the Sellers.

28	All software licence and support agreements between Sophos and the Sellers.

29	Software licence between Star Internet and the Sellers.

30	All software licence and support agreements between Voitech and the Sellers.

31	All software licence and support agreements between WatchGuard and the Sellers.

32	All software licence and support agreements between WW Key Centers and the Sellers.

Schedule 4 : Contracts
33	Any contracts between the Sellers and Orange save to the extent they are referred to in Part 1 of Schedule 4.

34	All contracts between the Sellers and Nokia in relation to mobile phones.

35	Maintenance agreement between CE Services and the Sellers for computer equipment

36	Maintenance agreement between Kingston and the Sellers

37	Infrastructure support agreement between b2net and the Sellers

38	Telecommunications agreement between Yes Telecom and the Sellers

39	The Sellers’ licence agreements relating to Backbone Plug-In software

40	The Sellers’ licence agreements relating to Click Yes Pro software

41	The Sellers’ licence agreements relating to Symantec Ghost software

42	Software support agreement between Star Internet and the Sellers

43	All software licences and support service agreements between the Sellers and Oracle Corporation save for those listed in Schedule 8, Part 1.

Schedule 5 : Licences
Schedule 5
Licences
Producer Responsibility Obligations (Packaging Waste) Regulations 2007 certificate of compliance issued by TagPack Limited dated 31 January 2008

Schedule 6 : Motor Vehicles, Plant, US Assets and other assets
Schedule 6
Motor Vehicles, Plant, US Assets and other assets
Part 1
Motor Vehicles
None other than as listed in Schedule 7 (The Leased Assets ).
Part 2
Plant
Sortation Equipment
Pallet racking
6 pump trucks
Automated CD Dispenser modules
Plastic shredder and cardboard compactor
Granulator, compactor baler
20 Hand Pallet Trucks
PEEM parts for A-Frames
Steel Shelving Bays
Hand pallet truck
1 UAV star sorter
Racking at Big Sam
Compressor Equipment for Big Sam
Pallet Wrapper
Reach Truck
20 x Pump Truck
979 mobile handsets
Part 3
US Assets
Roch — ECC1
HDLLH003

Schedule 6 : Motor Vehicles, Plant, US Assets and other assets
Storage — Troy File 3
Troy — File 3
Blade Centre
PHDL005
PHDL007
HDLLH002
Roch-DC1
Roch-VC1
Cisco 4506 Switch, Cisco 3745 & 2811 Router
Cisco 6509 Switch, Cisco 7204 Router
Cisco 3560 Switch, Cisco 3745 Router
All Business Contracts to the extent that they relate to the US Seller as listed in Schedule 4 (Contracts)
All Proprietary Software to the extent that it relates to the US Seller as listed in Schedule 8 (Software)

Schedule 7 : The Leased Assets
Schedule 7
The Leased Assets

Vehicle Description	Vehicle Registration Number

Volkswagen Passat 1.9 TDI Sport	VN56 NXF
Saab 9-3 1.9 TDI Sport	OE56 WGA
BMW 116i 5dr	LA56 VRC
Audi A3 2.0 TDI Sporttronic	YA56 GJY
Audi A3 1.9 TDI Special Edition	YD07 WFB
VW Passat 2.0 TDI SE	VN07 CXZ
VW Golf 2.0 SDI S	VN07 CZF
Audi A3 1.6 Special Edition	YD07 XFL
VW Golf 2.0 SDI S	VN07 CXA
VW Passat 2.0 TDI SE	VN07 LHY
VW Golf 2.0 SDI S	VN07 LLP
VW Golf 2.0 SDI S	VN07 LGX
VW Golf 2.0 SDI S	VN07 LJV
VW Golf 2.0 SDI S	VN07 LGL
VW Golf 2.0 SDI S	VN07 LGK
VW Passat 2.0 TDI SE	VN07 LKL
VW Golf 2.0 SDI S	VN07 LGO
Audi A3 1.9 TDI Special Edition	YG07 WRC
VW Passat 2.0 TDI SE	VN07 CZX
VW Golf 2.0 SDI S	VN07 LLD
VW Golf 2.0 SDI S	VN07 LLC
VW Golf 2.0 SDI S	VN07 LJA
VW Golf 2.0 SDI S	VE07 XLO
VW Golf 2.0 SDI S	VE07 XLH
VW Golf 2.0 SDI S	VE07 XMS

Schedule 7 : The Leased Assets

Vehicle Description	Vehicle Registration Number

VW Passat 2.0 TDI SE	VE07 XKZ
VW Golf 2.0 SDI S	VE07 XMW
VW Golf 2.0 SDI S	VE07 XMG
VW Passat 2.0 TDI SE	VE07 XLS
VW Golf 2.0 SDI S	VN07 XPE
Mini Cooper S	LC07 XAK
VW Golf 2.0 SDI S	MEZ 9639
Audi A3 1.9 TDI Special Edition	BT07 VVX
Audi A3 1.6 MPI Special Edition	DE06 HSU
Audi A3 2.0 TDI S-line	AJ06 WCV
Mercedes Benz C220 CDI Sport Auto	YE55 WUA
Mercedes Benz CLK 220 CDI Avantgarde	DU55 UBK
Volkswagen Golf 1.0 TDI SE	YR06 YXC
Honda CR-V 2.2 CDTI Sport	HN06 HPF
Saab 9-3 Estate 1.9 TID Vector Sport	OV06 XXA
Volkswagen Golf 1.9 TDI Sport	YM06 FDA
Peugeot 407 2.0 HDI	NH06 JTZ
Volkswagen Golf 1.9 SDI	VE54 VAM
Trucks and equipment supplied under the rental contract agreement between Atlet Finance Limited and the UK Seller
Water coolers and boilers supplied under the supply agreement between Greencare Environmental Limited and the UK Seller
Balers supplied under the rental order agreement between Trees are Green Limited and the UK Seller
Hygiene services supplied under the rental agreement between Shorrock Trichem Limited and the UK Seller
Clock machines and clock cards supplied under the supply agreement between A + A Time and the UK Seller
B2 Business Systems: 3 xerox 4110 production copier/printers, high capacity paper feeds and staple finishers including assed maintenance, toner and staples.

Schedule 8 : Software
Schedule 8
Software
Part 1
Licensed Software
1	Software licence agreement between Aldon Computer Group and the Sellers

2	All software licence and support agreements between Autologik and the Sellers

3	All software licence and support agreements between Citrix Software and the Sellers

4	Software licence agreement between Creative Breakthrough and the Sellers

5	All software licence and support agreements between Teradata and the Sellers

6	All software licence and support agreements between HR Timeware and the Sellers

7	All software licence and support agreements between IBM and the Sellers

8	Software licence agreement between Insevo aka Bordeaux Acquisition Corp and the Sellers

9	All software licence and support agreements between Knapp and the Sellers

10	Software licence agreement between Merant/Serena and the Sellers

11	All software licence and support agreements between Peem and the Sellers

12	All software licence and support agreements between Qwest and the Sellers

13	All software licence and support agreements between Sage and the Sellers

14	TN 3270 Plus software licence agreement between SDI and the Sellers

15	Software licence agreement between Syncsort/Rocket and the Sellers

16	Software licence agreement between T.L. Ashford and Associates and the Sellers

17	All software licence and support agreements between Tidal and the Sellers

18	The Sellers’ licence agreements relating to Bethnic Golden software

19	The Sellers’ licence agreements relating to Paxton Net2 software

20	The Sellers’ licence agreements relating to Taviz Integration Studio software

21	Software licence and software support agreements between the Sellers and Micro Focus Limited

22	The Sellers’ software licence and support agreements with Oracle Corporation to the extent they relate to the following applications/technology and number of licences:

Schedule 8 : Software

Product Name / License Type	Quantity
Warehouse Management — Application User Perpetual	75
Enterprise Integration Gateways — Computer Perpetual	2
Oracle Applications Adapter — Processor Perpetual	1
Data Integrator — Source Database — Processor Perpetual	4
Data Integrator — Target Database — Processor Perpetual	4
Internet Developer Suite — Named User Plus Perpetual	8
Discoverer Desktop Edition — Named User Plus Perpetual	20
Change Management Pack — Named User Plus Perpetual	175
Advanced Pricing — Electronic Order Line Perpetual	30,000,000
Logical Apps Apps Form — Operating Unit Perpetual	1
Part 2
Proprietary Software
1	All interfaces between:

(a)	Demand Change Management and Channel of Choice

(b)	Channel of Choice and Oracle

(c)	Oracle and the Automation Control Systems

2	Any proprietary components that interface with Oracle’s 11i eBiz suite made by or on behalf of the Sellers.

3	Supply Chain Planning application (including Portal, PL-SQL and Schedule Modules)

4	Wave Management application.

5	Any configurations or modifications made by the Sellers to software licensed by Tidal Software, which are owned by the Sellers.

6	The “Seeker” and “Vignette” applications.

7	Store Inventory application (including Vendor Managed Inventory Module)

8	Order Generation and Management system, including:
i.	Channel of Choice

ii.	New Release Benchmark

iii.	Re-alignment

iv.	Manual Order Import

Schedule 8 : Software
v.	AD Promo

vi.	Order management Console

vii.	Rapid Replenishment

viii.	Re-assortment
9	BIS:
i.	Business Intelligence

ii.	SLA reports

iii.	Discoverer

iv.	POS Sales
10	Replenishment Demand Chain Management

Schedule 9
Schedule 9
Part 1
Business Intellectual Property Rights
The “Channel of Choice” trademark registered in the USA:

MARK	SERIAL NUMBER	REGISTRATION NUMBER	FILING DATE
CHANNEL OF CHOICE	75917087	2481825	February 11, 2000
The following unregistered trademarks:
•	Seeker

•	Vignette
Part 2
Excluded Business IPR
The following domain names:
•	www.handleman.co.uk/ www.handleman.com

•	www.handlelynx.co.uk / www.handlelynx.com

•	www.workplace.handleman.co.uk / www.workplace.handleman.com

•	www.mobile.handleman.co.uk/ www.mobile.handleman.com
All rights vesting in the Handleman name and any of the Sellers’ name logos
All rights arising from the D3 application used by the Sellers

Schedule 10 : Warranties
Schedule 10
Warranties
CAPACITY OF SELLERS

1	Consents

Each Seller has taken all corporate and other actions necessary to enable it to enter into and perform this Agreement, and the Seller has secured all approvals and consents (governmental or otherwise) required for the performance of the transactions contemplated by this Agreement.

2	Breaches

Neither the execution and delivery of this Agreement by the Sellers nor the transactions contemplated by this Agreement are prohibited by, or violate any provision of and will not result in a breach of:

(a)	any applicable law, rule, regulation, judgment, decree, order or other requirements of any government, quasi-government, statutory, administrative or regulatory body, court or agency; or

(b)	the memorandum or articles of association of the UK Seller or articles of incorporation of the US Seller.

3	Accelerated default

Completion of the transactions contemplated by this Agreement by the Sellers will not constitute a default or an event which, with the lapse of time or action by a third party, could, so far as the Sellers are aware result in the creation of any Encumbrance on any of the Assets.

CORPORATE MATTERS

4	Sellers’ Group

The UK Seller is a wholly owned subsidiary of the US Seller.

5	Possession of documents

All material deeds, agreements and other documents relating to the Assets or the Business to which either Seller is a party or is entitled to enforce are in the possession of the relevant Seller and have been registered with any applicable authority with which such documents are registrable under any applicable law.

6	Investigations

So far as the Sellers are aware, no investigations or enquiries, by or on behalf of, a governmental or other body in respect of any aspect of the Business are taking place or pending.

7	Information disclosed to the Buyer

(a)	All information attached to the Disclosure Letter relating to the Business or the Assets was, when given, and remains accurate in all material respects.

Schedule 10 : Warranties
(b)	The information contained in Schedule 2 (The Property ), Schedule 3 (Employees ), Schedule 4 (Contracts ), Schedule 5 (Licences ), Schedule 6 (Motor Vehicles, Plant, US Assets and other assets ), Schedule 7 (The Leased Assets ), Schedule 8 (Software ), Schedule 9 and Schedule 14 (Collateral Warranties ) is true, accurate and complete in all material respects.

BORROWINGS AND LENDING

(c)	No floating charge created by either Seller has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

(d)	Neither Seller has received notice (whether formal or informal) from a lender of money, requiring repayment or intimating the enforcement of a security which it may hold over any of the Assets and, so far as each Seller is a aware, there is nothing likely to give rise to such a notice.

(e)	The only persons holding any security over the Assets are those fairly disclosed in the Disclosure Letter.

8	Creditors

Neither Seller has received any notice demanding payment or threatening to withhold services or supplies and the aged creditor list attached to the Disclosure Letter as document 1.8 is, as at the date of such list, complete and accurate in all material respects.

TRADING

9	Changes since Accounts Date

Since the Accounts Date:

(a)	the Business has been continued in the usual course; and

(b)	neither Seller has, in relation to the Business, disposed of any Assets or assumed or incurred any outstanding capital commitment or any material liabilities (whether actual or contingent) otherwise than in the ordinary course of business.

10	Effect of sale of the Business

(a)	Since the Accounts Date, neither Seller has received notification that the Business will lose the benefit of any material right which it enjoys.

(b)	So far as each Seller is aware, the transactions contemplated by this Agreement will not result in loss of business with any of the Business’ present sources of supply.

11	Conduct of the Business

(a)	The US Seller has no interest in the Business save by virtue of its ownership of shares in the UK Seller and of the US Assets.

(b)	The UK Seller has carried on the Business in accordance with its memorandum and articles of association.

Schedule 10 : Warranties
12	Joint ventures and partnerships

Neither Seller:

(a)	is , and nor has it been, a party to a joint venture or consortium or partnership, or to an agreement or arrangement for sharing commissions or other income relating to the Business;

(b)	conducts, and nor has it conducted, a part of the Business through a branch, agency or permanent establishment outside the United Kingdom; and

(c)	is a member of a partnership, trade association, society or other group, whether formal or informal and whether or not having a separate legal identity, in connection with the Business, and no such body is relevant to or has a material influence over the Business.

13	Agreements concerning the Business

(a)	Save as referred to in this Agreement, there are no agreements or arrangements between either Seller and a person who is a shareholder, or the beneficial owner of an interest, in it, or in a company in which either Seller is interested, relating to:
(i)	the management of the Business;

(ii)	the ownership, transfer of ownership or letting of the Assets;

(iii)	the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Seller; or

(iv)	otherwise relating to the Business or the Assets.
(b)	Save for the Distribution Agreement, neither Seller is a party to an agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or a restrictive agreement or arrangement which restricts its freedom to carry on the Business or to use or exploit the Assets.

14	Trading and competition law issues

(a)	In relation to the Business, so far as the Sellers are aware the Sellers are not (nor has either of them been) a party to an agreement or business practice which contravenes or so far as the Sellers are aware would, result in enforcement action being taken under applicable Trading or Competition Laws (provided that no such warranty is given in respect of any action taken at the direction of the Buyer).

15	Litigation, disputes and winding up

(a)	Neither Seller is engaged in any dispute or litigation or arbitration proceedings and so far as the Sellers are aware there are no such proceedings pending or threatened, either by or against either Seller affecting the Business; and so far as the Sellers are aware there is nothing which is likely to give rise to litigation or arbitration.

(b)	No receiver or administrative receiver has been appointed over the whole or any part of the Assets or the Business, nor is either Seller the subject of an application to the court for an administration order, a notice of appointment of an administrator, a notice of intention to appoint an administrator or has an administrator appointed over it.

Schedule 10 : Warranties
(c)	No petition has been presented, no order has been made and no resolution has been passed for the winding up of either Seller or for the appointment of a liquidator or provisional liquidator of either Seller.

(d)	No voluntary arrangement has been proposed or is in force under part 1 of the Insolvency Act 1986 in respect of the UK Seller or any analogous provisions in respect of the US Seller.

(e)	No compromise or arrangement has been proposed, agreed to or sanctioned in respect of either Seller.

(f)	Neither Seller has stopped payment of its creditors generally nor is the UK Seller insolvent or unable to pay its debts as and when they fall due within the meaning of section 123 of the Insolvency Act 1986 nor is the US Seller so unable under any analogous provisions in US law.

(g)	The UK Seller confirms that it will not be unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) immediately after or as a consequence of Completion and the US Seller confirms that it will not, as a result of Completion, be so unable under any analogous provisions in US law.

16	Licences and consents

(a)	The Sellers have disclosed to the Buyer copies of all of the licences and consents obtained by the Sellers and they have all such licences and consents as are required to carry on the Business and so far as the Sellers are aware:
(i)	all the licences and consents are valid and subsisting;

(ii)	neither Seller is in breach of any of them; and

(iii)	there is nothing that might prejudice their continuation or renewal in the places and in the manner in which the Business is now carried on.
This warranty 16 does not refer to licences with regard to Intellectual Property Rights.

17	Data Protection

(a)	So far as the UK Seller is aware, it is compliant in all material respects with all applicable UK data protection laws and it has taken relevant steps to achieve compliance with the Data Protection Act 1998 and the UK Seller has not received a notice or allegation from either the Information Commissioner or a data subject alleging non-compliance with applicable UK data protection legislation.

CONTRACTS AND ARRANGEMENTS

18	General

(a)	The Business Contracts are valid and subsisting and so far as the Sellers are aware enforceable in accordance with their terms and, together with the Excluded Business Contracts, constitute all the contracts and other engagements, whether written or oral, referable to the Business to which either Seller is a party (other than contracts of the Employees) and the Business Contracts (copies of which have been fairly disclosed to the Buyer) are true, accurate and complete in all respects and full particulars of any material amendments to them, whether written or oral, have been notified to the Buyer in writing.

Schedule 10 : Warranties
(b)	So far as the Sellers are aware, no party to any of the Business Contracts will or is likely to terminate or will not or is unlikely to be willing to renew any such Business Contract with the Buyer after Completion.

19	Subsisting contracts
(a)	None of the Business Contracts, to the extent not in writing and attached to the Disclosure Letter, is of an unusual nature or outside the normal course of the Business.

(b)	During the 12 months prior to Completion:
(i)	there has been no material and/or persistent interruption to the Business caused by defaults under the contract between Parceline (a division of GeoPost UK Limited) (“Parceline”) and the UK Seller; and

(ii)	such contract has been sufficient for the Business’ needs for parcel delivery and collection services during that period.
20	Defaults under agreements

(a)	Neither Seller is in material default under any of the Business Contracts or, so far as either Seller is aware, in respect of other material obligations and restrictions binding upon it in relation to the Business, and it has not waived rights or privileges under any of them.

(b)	So far as the Sellers are aware no threat or claim of default under the Business Contracts has been made and is outstanding and there is no outstanding default pursuant to which any of the Business Contracts, may be prematurely terminated by another party, or by which the terms may be extended without consent or worsened as against a Seller or the Buyer, or the Business or the Assets prejudiced.

(c)	In relation to the Supply and Installation Agreement entered into between the UK Seller and Knapp Logistic Automation GmbH on 1 February 2007 and any amendments thereto (the “Knapp Supply Agreement”):
(i)	the UK Seller is not in material default and it has not waived any rights in relation to the Knapp Supply Agreement;

(ii)	the Acceptance Date (as defined in that agreement) has been achieved in accordance with the Knapp Supply Agreement;

(iii)	there are no amounts outstanding or materially overdue between the UK Seller and Knapp Logistic Automation GmbH in relation to the Knapp Supply Agreement.
21	Other party’s defaults

So far as the Sellers are aware, no party to a Business Contract is in default under it, being a default which is material in the context of the Business; and there is nothing likely to give rise to such a default.

Schedule 10 : Warranties
22	Environmental and health and safety matters

The Business and the Sellers have, so far as the Sellers are aware, complied in all material respects with all legislation (both primary and secondary) relating to the protection of the environment and health and safety in the workplace (including the Occupational Legislation).

ASSETS

23	Ownership

(a)	The Sellers own and have good and marketable title to all the Assets and none of them are subject to any Encumbrance or third party interest, other than, in relation to the Licensed Software Materials, the terms the licence agreements disclosed to the Buyer.

(b)	The Movables, Motor Vehicles and the Plant,:
(i)	so far as the Sellers are aware, have been regularly and properly maintained in accordance with the applicable maintenance contract and have not had any material breakdowns in the six months prior to Completion; and

(ii)	are in the UK Seller’s possession and control and are its absolute property, except for the Leased Assets, or in respect of which the outstanding payments do not exceed £1,000.
(c)	The Sellers have not acquired or agreed to acquire any asset on terms that the property in such asset does not pass until full payment is made or until all indebtedness incurred in connection with that or any other acquisition is discharged.

(d)	Details of all material outgoings in relation to and of any defects, breakdowns or interruptions in the use of the Plant material to the ongoing operation of the Business in the three months before the date of this Agreement are fairly disclosed in the Disclosure Letter.

(e)	No circumstance has arisen or is likely to arise in relation to any of the Leased Assets as a result of which the rental payable has been, or is likely to be, increased and, in particular, all the Leased Assets have at all relevant times been used for a qualifying purpose within the meaning of section 122 of the Capital Allowances Act 2001.

(f)	The Assets comprise all the material assets necessary for the continuation of the Business as presently carried on and no assets of any third party are used in the Business (other than the Leased Assets and the Licensed Software Materials).

(g)	Schedule 13 (Fixed Assets Register ) contains a complete and accurate copy of the register listing all the fixed assets used in the Business.

(h)	All material consents and agreements of third parties which are required for the transfer of the Assets (other than the Business Contracts) to the Buyer have been obtained in writing and are attached to the Disclosure Letter.

Schedule 10 : Warranties
INSURANCES

24	General

(a)	The Business is and has at all material times been, covered in respect of employer’s liability insurance on terms reasonably considered by the Sellers to be adequate and details of relevant policies have been fairly disclosed to the Buyer.

(b)	All insurance relating to the Employees, Business or the Assets is in full force, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable, or which is likely to result in an increase in premium.

(c)	No claim is outstanding under any insurance policy relating to the Business or the Assets.

INTELLECTUAL PROPERTY RIGHTS

25	Intellectual Property Rights

(a)	The Disclosure Letter lists particulars of all:
(i)	Registered IPR owned by the Sellers; and

(ii)	Business IPR (other than Registered IPR) which is material in relation to the Business.
(b)	The Sellers are the sole legal and beneficial owner of all the Business IPR except for Business IPR used under licence under Inward IPR Licences.

(c)	The Business IPR comprises all the Intellectual Property Rights which are necessary to enable the Sellers to carry on the Business in the same manner and to the same extent as it has been carried out at or prior to Completion.

(d)	None of the Business IPR listed in Schedule 9, Part 1 (Business Intellectual Property Rights ), nor the rights of the Sellers in any Business IPR, will be adversely affected by this Agreement save as fairly disclosed in the Business Contracts. The use of such Business IPR by the Sellers is not subject to any form of royalty or other payment (including but not limited to any form of deferred or contingent payment, but excluding any payments due under any maintenance or support agreement in relation to such Business IPR) and so far as the Sellers are aware there are no facts or matters under which such payments may (or will) become payable by the Sellers save as fairly disclosed in the Business Contracts.

(e)	The Sellers know no reason why the “Channel of Choice” trademark listed in Schedule 9, Part 1 (Business Intellectual Property Rights ), is not valid, subsisting and enforceable. No actions, claims, counterclaims, applications or allegations contesting the validity or enforceability of any such Business IPR or its ownership by the Sellers have been brought or made or so far as the Sellers are aware are pending or anticipated.

(f)	So far as the Sellers are aware the operation of the Business by the Sellers, have not infringed and do not currently infringe the Intellectual Property Rights of another person.

(g)	There have been no actions, claims or allegations by the Sellers against any third party alleging infringement of any Business IPR and there are and there have

Schedule 10 : Warranties
been, as far as the Sellers are aware, no facts, matters or circumstances which could give or which might have given rise to any such action claim or allegation.

(h)	The Sellers have not (otherwise than in the normal course of its business or to a prospective bona fide purchaser subject to written obligations of confidentiality) disclosed, or permitted to be disclosed, or undertaken or arranged to disclose, to a person other than the Buyer any of its know-how, technical information, trade secrets, price lists or lists of customers or suppliers or any other confidential information which relates to the Business.

(i)	The Disclosure Letter identifies all documents which contain all Inward IPR Licences (whether formal or informal). In respect of each such licence:
(i)	the licence is in full force and effect; and

(ii)	neither the Sellers nor the other party to an Inward IPR Licence has been in breach of any material terms of the licence as far as the Sellers are aware.
(j)	The Sellers have not sold or transferred (by way of assignment or otherwise), licensed or otherwise disposed of any Business IPR.

26	Information Technology

(a)	The material particulars of all the material contracts or arrangements in the Sellers possession under which the IT Systems are supplied, acquired, maintained and used by the Sellers have been disclosed to the Buyer and all such contracts or arrangements have been complied with in all material respects (including as to payment) by the relevant Seller.

(b)	The IT Systems:
(i)	have not been affected by any defects or other faults that have caused any material interruption to the Business at any time during the 12 months prior to the date of this Agreement; and

(ii)	are not operated or otherwise wholly dependent on, or held by, any means which are not under the exclusive ownership or direction of the Sellers (including all means of access); and

(iii)	are not outsourced to or otherwise administered or controlled by, shared with, any third party.
(c)	Without prejudice to any other warranty, insofar as the IT Systems, which form part of the Assets, contain computer software that is material to the Business, all such software is subject to fully enforceable, as at Completion, maintenance agreements.

(d)	All Proprietary Software is supplied with copies of the relevant source code.

(e)	To the extent the Sellers are aware that the IT Systems comprise Open Source Software, details of that Open Source Software, its use in the Business and the licence under which that Open Source Software is licensed to the Sellers are provided in the Disclosure Letter.

Schedule 10 : Warranties
(f)	There have not been any material projects in relation to the IT Systems, including the development or implementation of any material hardware or software in the last 12 months prior to this Agreement.

(g)	All Internet domain names used exclusively by the Business are listed in the Disclosure Letter.

(h)	There are no components of the IT Systems that are material to the Business that are not contained within the Assets, those of the Excluded Business Contracts listed in Schedule 4, Part 2 (Excluded Business Contracts ) and the Excluded Business IPR.

(i)	All confidential information which does not relate to the Business which is residing on any computer hardware or storage media which is to be transferred to the Buyer under this Agreement, or to which the Buyer is provided access under the Transitional Services Agreement, will prior to such transfer, be removed.

(j)	The Proprietary Software:
(i)	as delivered to the Buyer by the US Seller on or shortly after Completion (and thus excluding any changes made to the Proprietary Software by the Buyer subsequent to Completion);

(ii)	when operated on materially the same infrastructure as it was operated by the Sellers prior to Completion (as documented in documentation handed over to the Buyer on Completion); and

(iii)	subject to it being maintained in materially the same manner as it has been by the Sellers prior to Completion (as documented in documentation handed over to the Buyer on Completion),

shall function in a manner that is materially the same as the operation of the Proprietary Software by the Sellers during the six months prior to Completion. This warranty shall not be breached to the extent any failure of operation is due to hardware failure, data migration or the Buyer’s failure to exercise reasonable prudence in accordance with information technology industry standards in relation to the operation of the Proprietary Software. Furthermore, in relation to each individual line item listed in Schedule 8Part 2, this warranty shall cease to have effect immediately upon the Buyer undertaking any changes to the software listed in that line item subsequent to its delivery to the Buyer. However, those changes shall not, in themselves, prejudice this warranty in relation to any other line item listed in Schedule 8Part 2.
EMPLOYEES

27	Employees and terms of employment

(a)	The Disclosure Letter contains the Particulars of Employment which were true, complete and accurate in all material respects as at the date two Business Days prior to Completion.

(b)	The Disclosure Letter contains all material details of all private medical insurance (including private medical insurance family cover), permanent health insurance and critical illness and life assurance of the Sellers held since the Accounts Date.

(c)	There are no agreements or arrangements between either Seller or the Business and a trade union or other body representing the Employees.

Schedule 10 : Warranties
28	Bonus schemes

There are no schemes in operating entitling an Employee to a commission or remuneration calculated by reference to the turnover or profits of the Business or either Seller or part of the Business.

29	Changes in remuneration

(a)	Since 28 April 2008 or, where employment or holding of office began after the Accounts Date, since the start of the employment or holding of office:
(i)	no change has been made to the rate of remuneration, emoluments or pension benefits of an Employee; and

(ii)	no material change has been made in the other terms of employment of an Employee.
(b)	Neither Seller is obliged or accustomed to pay anything, other than in respect of remuneration or pension benefits, to or for the benefit of an Employee.

(c)	There are no negotiations for an increase in the remuneration or benefits of an Employee which are current or pending and none are likely to begin within six months after Completion.

30	Termination of contracts of employment

(a)	The contracts of employment of the Employees to which the Business or either Seller is a party are determinable at any time on three months’ notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

(b)	No Employee:
(i)	has given or been given notice terminating his employment; or

(ii)	is entitled to leave his employment or office prematurely without giving the requisite period of notice pursuant to their contract of employment as a result of the sale of the Business.
31	Claims and liabilities

Since the Accounts Date no gratuitous payment has been made or promised by either Seller in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former Employee nor will any such payment be made or promised prior to Completion.

32	Compliance

(a)	The Sellers have, so far as each of them is aware, in relation to each of the Employees complied with:
(i)	all material obligations imposed on it by all statutes, regulations and codes of conduct and practice relating to or affecting the employment of the Employees or in relation to any trade union and has maintained current, adequate and suitable records regarding the service and terms and conditions of employment of each of the Employees;

Schedule 10 : Warranties
(ii)	all material customs and practices for the time being dealing with such relations or the conditions of service of the Employees; and

(iii)	all relevant and material orders, awards and recommendations made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service or otherwise in relation to the Employees.
(b)	The Seller has complied with all relevant immigration requirements in relation to all Employees. No Employee has limited leave to remain in the United Kingdom or is subject to any other form of immigration control.

33	Share option schemes, etc

Apart from the 2001 Stock Option Plan and the 2004 Stock Plan there are no other arrangements in existence and there are no proposals for any of the following:

(a)	profit sharing schemes;

(b)	share option schemes;

(c)	“phantom” share option schemes;

(d)	profit related pay schemes;

(e)	in relation to the Employees, employee share ownership trusts under the Finance Act 1989; and

(f)	employee benefit trusts.

PENSIONS

34	Pensions

(a)	Apart from:
(i)	the Seller’s Pension Scheme;

(ii)	the Groupama private medical insurance; and

(iii)	the Unum Life Assurance scheme,

(together the “Disclosed Schemes”), neither Seller is under any legal or moral obligation or a party to an ex-gratia arrangement, to pay pensions, gratuities, superannuation allowances, life assurance benefits, medical or disability benefits or the like, to or for any of the Employees or any dependant of any of them. No proposal has been announced or promise made to establish any schemes, arrangement or practice for the provision of such benefits.
(b)	Material details of the Disclosed Schemes are attached to the Disclosure Letter.

(c)	All contributions and expenses due to the Disclosed Schemes from either Seller or an Employee were paid when they fell due.

(d)	No undertaking or assurance has been given to any Employee or any dependant or any other person as to the introduction, improvement or increase of any benefit under the Disclosed Schemes.

Schedule 10 : Warranties
(e)	In respect of the Disclosed Schemes there are no civil, criminal or arbitration proceedings, claims or disputes in progress, pending or threatened relating to Employees or any person claiming through them against either Seller, the trustees or administrators of the Disclosed Schemes.

(f)	No Employee has any rights under or in connection with an occupational pension scheme which will transfer to the Buyer pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Employment Regulations.

(g)	The amount of benefits payable to and in respect of Employees under the Disclosed Schemes (other than insured lump sum death in service benefits) is based solely on the amount of the accumulated contributions made by and in respect of the member and the investment returns on them.

THE PROPERTY

35	Title

(a)	The information contained in Schedule 2, (Particulars of the Property ) is true and accurate and is complete in all material respects.

(b)	The Sellers are the sole legal and beneficial owners of the Property.

(c)	The Sellers occupy the Property for the purposes of the Business.

36	Planning matters

(a)	The Sellers have not received any notice of breach and are not aware of any breach by either Seller of any of the following matters:
(i)	the terms of any planning permissions relating to the Property;

(ii)	the provisions of any legal agreement relating to the Property which is entered into pursuant to:
(A)	the Planning Acts;

(B)	the Highways Act 1980;

(C)	the Water Industry Act 1991;

(D)	the Local Government Act 1972; or

(E)	or any predecessor statute to any of them.
(b)	The Sellers have not received any notice of breach and is not aware of any breach of the either Seller of building regulations in relation to the Property.

(c)	All claims and liabilities under the Planning Acts or other legislation have been discharged, and no claim or liability, contingent or otherwise, is outstanding.

Schedule 11 : Taxation Warranties
Schedule 11
Taxation Warranties
1	Tax returns, disputes, records and claims

(a)	There is no dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any Tax Authority regarding the proper method of computing the profits of the Business (or any part of it) for Tax purposes or the proper treatment for VAT purposes of any supplies of goods or services made (or treated as made) in the course of the Business and there are no circumstances which make it likely that any such dispute or disagreement will arise.

(b)	The Tax treatment of the Business has not, to any material extent, depended on any concession by a Tax Authority (other than a formal published extra statutory concession generally available to taxpayers), agreement, or, other formal or informal arrangement with any Tax Authority.

(c)	The UK Seller has duly deducted all amounts which it has been obliged to deduct under the PAYE System and the NIC System and has duly accounted for all such amounts and has made all such deductions as required from all payments made, or treated as made, to its Employees or former employees (including persons treated as receiving emoluments of office or employment) and has duly accounted to the relevant Tax Authority for all amounts required to be deducted from all payments to and benefits provided for, all such persons and has complied in all other respects with the PAYE system and the NIC system.

(d)	The US Seller has duly deducted all amounts which it has been obliged to deduct under the applicable taxation system in the US and has duly accounted for all such amounts and has made all such deductions as required from all payments made, or treated as made, to the US Employees or former employees (including persons treated as receiving emoluments of office or employment) and has duly accounted to the relevant Tax Authority for all amounts required to be deducted from all payments to and benefits provided for, all such persons.

(e)	All customs and excise duties in respect of any or any part of the Assets for which either Seller is or has been liable have been paid in full and none of the Assets is liable to confiscation or forfeiture by virtue of non-payment or under-payment of any customs duty or excise duty or any failure to comply with any legislation or regulation relating to any such duty.

2	Tax Authorities

The United Kingdom is the only country whose Tax Authorities seek to charge tax on the profits or gains of either Seller in respect of the Business and neither Seller has ever paid or been liable to pay Tax on income profits or gains in respect of the Business to any Tax Authority in any other country.

3	Stamp duties

(a)	All documents which affect the right, title or interest of either Seller to the Business or the Assets or to which either Seller is a party or in the enforcement of which it is otherwise interested, are or have been duly stamped within the requisite period for stamping.

(b)	Paragraph 11 and 12 of schedule 17A of the Finance Act 2003 do not apply to the assignment of the lease of the Property pursuant to this Agreement.

Schedule 11 : Taxation Warranties
4	VAT

(a)	The UK Seller has complied in all respects with the statutory requirements, orders, provisions, directions and conditions relating to VAT, and maintains complete, correct and up-to-date records for the purposes of the relevant legislation.

(b)	None of the Assets fall within the provisions of part XV of the VAT Regulations.

5	Capital allowances

(a)	None of the Assets which is or which includes items of machinery or plant which are the subject of the sale pursuant to this Agreement has been the subject of a sale and finance leaseback within the meaning of section 221 of the Capital Allowances Act 2001 prior to the date of this Agreement.

(b)	None of the Assets qualifies as a long-life asset for the purposes of chapter 10 part 2 of the Capital Allowance Act 2001.

Schedule 12 : Seller’s protection provisions
Schedule 12
Seller’s protection provisions
1	Definitions

In addition to the definitions in Clause 1 (Definitions and interpretation ), in this Schedule 12 (Seller’s protection provisions ):

“Expiry Date” means 12 months after Completion.

“Warranty Claim” means a claim by the Buyer under Clause 13.1.

2	Introduction

Nothing in this Schedule 12 (Seller’s protection provisions ) limits the liability of either Seller in the case of fraud or wilful or dishonest concealment or non-disclosure by that Seller prior to Completion.

3	Limitations

(a)	A Seller shall not be liable in respect of a Warranty Claim to the extent that:
(i)	it occurs or is increased as a result of legislation not in force at the date of this Agreement or any change after the date of this Agreement to legislation in force at the date of this Agreement, in either case whether or not the same takes effect retrospectively;

(ii)	it occurs or is increased as a result of a change in generally accepted accounting practices after Completion whether or not the same takes effect retrospectively; or

(iii)	it would not have arisen but for a breach by the Buyer of its obligations under this Agreement or any document entered into pursuant to it.
(b)	Payment of any Warranty Claim shall to the extent of such payment satisfy and preclude any further or other claim which is capable of being made in respect of the same subject matter whether under the Warranties or any other provisions of this Agreement.

4	Threshold for Claims

(a)	Subject to paragraph 4(b) below, the Sellers shall not be liable in respect of any claims until the aggregate amount exceeds £250,000, in which case the Sellers shall be liable for the whole amount of all claims and not merely the excess over £250,000.

(b)	Notwithstanding paragraph 4(a) above, the Sellers shall be liable for:
(i)	a claim under this Agreement or the Transitional Services Agreement if that claim by itself exceeds £75,000; and

(ii)	any claims under this Agreement and the Transitional Services Agreement which arise as a result of the same or similar circumstances when the aggregate of those claims exceed £75,000,

Schedule 12 : Seller’s protection provisions
in which case the Sellers will be liable for the full amount of any such claim or claims and such claims shall be deemed to count towards the aggregate amount referred to in clause 4(a).

5	Ceiling on Warranty Claims

The aggregate liability of the Sellers to make payment to the Buyer in respect of all claims under this Agreement and the Transitional Services Agreement shall not exceed £4,700,000.

6	Time limits

(a)	Subject to paragraph 6(c) proceedings in relation to any claim under this Agreement or the Transitional Services Agreement shall not be brought against a Seller unless written notice of the claim, giving reasonable details of the claim is given to that Seller before the Expiry Date.

(b)	Subject to paragraph 6(c) if a claim under this agreement has not been resolved on or before six months from the date of receipt of written notice of the claim in accordance with paragraph 6(a) and the Buyer has not by then issued and served legal proceedings in respect of the claim, the claim shall be deemed withdrawn by the Buyer.

(c)	The provisions of paragraph 6(a) and paragraph 6(b) do not apply in respect of claims to the extent that delay in recovery or process is the consequence of fraud or wilful or dishonest concealment by either Seller.

7	Protection of goodwill

Nothing in this Schedule 12 (Seller’s protection provisions ) imposes an obligation on a member of the Buyer’s Group to do anything which in the Buyer’s reasonable opinion is likely to be detrimental on the prospects, reputation or goodwill of the Buyer or a member of the Buyer’s Group or the Business or would have a material adverse effect on the Buyer or a member of the Buyer’s Group or the Business.

8	Third Party Recoveries

(a)	The Sellers shall not be liable under the Warranties in respect of any Warranty Claim:
(i)	to the extent that recovery is actually made by the Buyer or any member of the Buyer’s Group under any policy of insurance in which case the Buyer may claim any excess and any increase in the premium in the following year of insurance; or

(ii)	to the extent that the Buyer or any member of the Buyer’s Group or those deriving title from the Buyer have already obtained reimbursement or restitution in respect of such claim from any third party.
(b)	If either of the Sellers pay to the Buyer an amount in respect of any Warranty Claim and the Buyer or any member of the Buyer’s Group subsequently recovers from a third party (including, without limitation, any insurer or any tax authority) a sum which is referable to that claim, the Buyer shall repay to the relevant Seller so much of the amount originally paid by that Seller as does not exceed the sum recovered from the third party after deduction of all reasonable costs and expenses of recovery and after deducting a sum equal to any excess payable and any increase in the relevant insurance premium in the following year of insurance.

Schedule 12 : Seller’s protection provisions
9	Acts of the Buyer

The Sellers shall not be liable in respect of any Warranty Claim:

(a)	to the extent that the Buyer had actual knowledge of the facts, matters or circumstances giving rise to such claim at or before Completion;

(b)	to the extent that such claim would not have arisen but for any transaction, arrangement, act or omission (or any combination of the same) carried out or effected at any time after Completion by the Buyer or any member of the Buyer’s Group:
(i)	outside the ordinary course of its business; or

(ii)	in any other case, if the Buyer or relevant member of the Buyer’s Group, as the case may be, knew or should reasonably have known that it would give rise to such a claim; or
(c)	to the extent that such Warranty Claim is attributable to or is increased by any voluntary act, omission, transaction or arrangement carried out by, at the request of or with the prior written consent of, the Buyer before Completion.

10	Accounting

The Sellers shall not be liable in respect of any Warranty Claim:

(a)	to the extent that full and proper provision for the matter giving rise to the Warranty Claim has been made and specifically noted in the Audited Accounts or to the extent adjustment is made to the Consideration pursuant to Clause 9 (Apportionments ); or

(b)	to the extent that the Warranty Claim would not have arisen but for any changes in accounting policy or practice of or affecting the Business where such changes are introduced after Completion.

11	General Limitations

(a)	The Sellers shall not be liable in respect of any claim:
(i)	which is based upon a liability which, at the time such claim is notified to the relevant Seller, is contingent only or otherwise not capable of being quantified unless and until such liability ceases to be contingent or becomes capable of being quantified. Subject to such claim being notified to the relevant Seller within the time limits specified in paragraph 6(a), the time limit for issuing and serving proceedings for the purposes of paragraph 6(b) shall begin on the date on which such liability ceases to be contingent or becomes capable of being quantified;

(ii)	which is capable of remedy, unless and until the Buyer has given the relevant Seller not less than 20 Business Days’ written notice within which to remedy such breach and the Seller has failed to do so within such period;

(iii)	to the extent that the subject matter of the claim relates to the fact that the Business has lost goodwill or possible business after Completion.

Schedule 12 : Seller’s protection provisions
12	Mitigation by the Buyer

Nothing in this agreement shall relieve the Buyer of any common law or other duty to mitigate any loss, liability or damage suffered or incurred by it.

13	Conduct of Claims

(a)	If the Buyer becomes aware of any fact, matter or circumstance which in its opinion will give rise to a claim under this Agreement, the Buyer shall:
(i)	give notice of such fact, matter or circumstance to the relevant Seller as soon as reasonably practicable and in any event within ten Business Days of becoming aware of any such fact, matter or circumstance and that such fact, matter or circumstance will give rise to a claim;

(ii)	keep the Seller regularly informed as to the progress of any such claim;

(iii)	subject to the Buyer and the relevant member of the Buyer’s Group being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the relevant Seller against all liabilities, costs, expenses, damages and losses suffered or incurred in connection with any such claim, take, and shall procure (to the extent that it is reasonably able to) that each member of the Buyer’s Group shall take, all reasonable steps so as to recover or minimise or resolve such liability or dispute;

not (and shall procure that no member of the Buyer’s Group shall) accept or pay or compromise any such liability or claim without prior consultation with the relevant Seller. Tesco shall act reasonably in regard to the Sellers submissions during any consultation relating to third party claims.

Schedule 13 : Fixed Assets Register
Schedule 13
Fixed Assets Register
Part 1
1	Computers
IBM Query Manager and SQL development Kit
Intelligent Patch Cord, cable ties, cable tidy, fused plug-top Metre angle power lead
Shielded Patchleads
191 x Nokia Handsets
Exchange Server Ent 2007
Exchange Standard CAL
SYMC Ghost Solutions Suite
HP DC7600 x 50 Hanns 17” monitors x 95, Hanns 19” monitors x 5
Telephone switch and networking Equipment
HP10642 G1/G2 Front Door
Direct Patch 12.2m Patch Cord
Telephone switch and networking Equipment
Wireless Switches, hardware
4 bay Battery charger
HP Tape Library
USB Barcode Scanner Kit and 5 x N70 handsets HP Laser printer & 3 year onsite warranty
23 HP Laptops, batteries, cables, modem and printer
Telephone switch and networking Equipment
HP Colour Laser
2 x HP nx6325 Laptop
Vault on line client/back bone open file manager
HP DC7700 desktop and 17” L1706 monitor
HP DC7700 desktop and 17” L1706 monitor
HP DC7700 desktop and 17” L1706 monitor

Schedule 13 : Fixed Assets Register
HP DC7700 desktop and 17” L1706 monitor
40 x Symbol Scanners
14 X 1266 Laser BT Wireless Scanner & Power supplies
100 x System Mgmt Config Lic 2003 & Svr Ent Ed 2003
Printer Photocopier
Printer Photocopier
Printer Photocopier
Printer Photocopier
Printer Photocopier
Printer Photocopier
HP Laptop
Laptop, Ram and Battery
HP 1022N Printer
HP 1022N Printer
HP 1022N Printer
HP 1022N Printer
HP 1022N Printer
10 HP Smart AdaptoroCable, adaptor, Msoft Windows
Server rack and memory
7 x HP Desktop, Monitor and Nortel Phone
15 x Sim free Nokia N70
5 x Laptop, printer, charger kit and IPAQ
Microsoft Office various
HP U320 SCSI
HP 470ON Colour Laser
7 Windows 2003 Std Server Licence
3 Microsoft Office XP Standard
Kingston 1GB DDR-RAM for HP
Back-up recovery and media services. Media and storage extensions

Schedule 13 : Fixed Assets Register
5 x HP Laserjet 1022N & 3 year NBD Carepaq
Asset marking labels
Thermal labels various
4 x HP Laserjet 1022N Printer and scanner
3 x Sato 408e printer and serial interface
Wristrnount terminals, batteries and chargers
Payslip Printer
Oracle Hardware
60 x DELL AXIM PDA’S
60 Socket scan guns
GB LT02 Tape Drive
3 yr Warranty on 217 PDAs
3 Yr Warranty on 217 Printers
HP DL3804 Rck Server X3.4
1266 Laser BT Wireless Scanner with Charger (BT60CR)
213 Cannon IP Printers + Batt + Bluetooth Adaptors + warranty
4 Cannon IP Printers
90 PSA IPAQ HX2190 Batteries, 2 HP IPAQ Car Chargers
35 PSA IPAQ HX2190 Batteries, 217 Memory cards, 215 HP IPAQ Car Chargers,
DL380 G4 Rack Server, processors, power supply, fan kit
Tally T6212 Printer 1200 Lines Per Minute
15 LS2208 USB Scanners, 9 HP 1022 A4 USB Printers, 2 HP Printer/Fax/Scanner
25 HP NC6120 Laptops, Cases, Printers & Bluetooth adaptors
Fluke Etherscope S2 Pro
IBM System, memory, maintenance
100 Canon BU-10 bluetooth adaptor units
1 x Riello MDT3000 30kVA UPS and ancillaries
217 Laser BT Wireless Scanner with Charger & power supp
30 Nokia N79 Sim Free Mobile phones

Schedule 13 : Fixed Assets Register
770 Nokia 6630 Sim Free Mobile phones
90 Sony LT03 tapes, licenses and ancillaries
HP Equipment re: TESCO IT Infrastructure
HP Equipment re: TESCO IT Infrastructure
13 Cables re: TESCO IT infrastructure
10 Cat5E X/over Booted — Black
HP 1280 Deskjet A3/A4 Printer
HP Equipment re: TESCO IT Infrastructure
HP Equipment re: TESCO IT Infrastructure
F5 Firepass 4110 Failover Unit
Bakbone Plugin licenses and support
IBM equipment
5 x HP PC’s and monitors
15 x HP DC5100 SFF PC, monitor & carepack
Meter angle power lead
Installation of IT infrastructure
Supply and installation of power and network services to Tesco-off-line shipping
Supply and installation of power and network for Tesco-off-line shipping
Installation of additional sockets
2	Fixtures and Fittings
Flooring in canteen
2 x shelving, 2 x Filing cabinet & 4 x chairs
15 x White boards
66 x Lockers
5 x Tub chairs
Desks, Drawers, cupboards, chairs
20 x 4 seater diner unit
Filing Cabinets, desks and chairs
Desk screen, Reception chair & table

Schedule 13 : Fixed Assets Register
Coffee Table
Fire extinguishers, signs and blankets
2 x Key Cabintes
3 x Filing cabinets
3 x Leather Face Chair
3 x Deluxe FS Screen Straight Screen
3 x Annandale HL Rect Desk, 1 4 shelf cupboard
Security Fence around lockers
Electricity supply upgrade
3	Tenants Additions
Fit Out Big Sam Warehouse
Installation of network infrastructure
Additional network and containment requirements electricity supply upgrade
Fit Out Big Sam Warehouse amenities block construction
Safety barriers and fencing
Fire sprinkler protection system
Installation of air conditioning unit
Daikin Wall mount air conditioning unit
Fire Suppression system
Airedale Close Cont System
Electricity supply upgrade
4	Plant and Machinery
Pallet racking
6 pump trucks
Automated CD Dispenser modules
Plastic shredder and cardboard compactor
Granulator, compactor baler
20 Hand Pallet Trucks
PEEM parts for A-Frames

Schedule 13 : Fixed Assets Register
Steel Shelving Bays 50%
Steel shelving bays 50%
Hand pallet truck
1 UAV star sorter
Racking at Big Sam
Compressor Equipment for Big Sam
Pallet Wrapper
Reach Truck
20 x Pump Truck
Automated Sorter
20 x Dell PDA
20 x bar code laser scanner and socket card
33 x Canon portable laptop printer 4800DPI
37 x Targus Rolling Laptop Cases
75 x Nokia Mobile Phones
1 x Nokia 6330 Phone
45 x Nokia 6630 Mobile Phones
10 x Nokia 6630 mobile phones
149 x Nokia 6630
37 x Compaq Laptop Centrino 1.6
COMPAQ G3 HOT PLUGGABLE POWER SUPPLY MODULE
6 X 145.6GB PLUGGABLE ULTRA320 SCSI 10000 PRM
SMART ARRAY RAID CONTROLLER
INTERGRATED LIGHTS OUT ADVANCED PACK
HP PROLIANT ML370 G3 RO3/XE
1GB DDR RAM FOR DL380
6 X 145.6GB PLUGGABLE ULTRA320
PROCESSOR UPGRADE 1X INTEL XEON 3.2GHZ
COMPAQ SMART ARRAY 6402 RAID CONTROLLER

Schedule 13 : Fixed Assets Register
HP REDUNDANT NC7771 10/100/1000T NIC
COMPAQ REDUNDANT FAN
REDUNDANT POWER SUPPLY
INTERGRATED LIGHTS OUT ADVANCED PACK
1GB DDR RAM FOR DL380
HP REDUNDANT NC7771 10/100/1000T NIC
REDUNDANT POWER SUPPLY
COMPAQ REDUNDANT FAN
4X145.6GB PLUGGABLE ULTRA320SCSI 1000 PRIM
COMPAQ SMRT ARREY 6402 RIAD CONTROLLER
F5 Firepass Remote Access Appliance (100 users)
6 x HP DC7600 workstation
HP PROLIANT ML370 G3 R03
2 x HP Proliant ML370
DL380 RACK VERSION 2.8GHZ INTEL XEON
COMPAQ BATTERY BACKED WRITE CACHE KIT
PROLIANT DL380 G3 HOT PLUG REDUNDANT FAN KIT
COMPAQ G3 HOT PLUGGABLE POWER SUPPLY MODULE
ADDITIONAL 512MB RAM
INTERGRATED LIGHTS OUT ADVANCED PACK
2X 18 2GB PLUGGABLE ULTRA320 SCSI
3X 36.4 GB PLUGGABLE ULTRA320 SCSI
5	Servers
US
HDLLH002
Roch-DC1
Roch-VC1
Cisco-4506 Switch
Cisco-6509 Switch

Schedule 13 : Fixed Assets Register
Cisco-3560 Switch
Cisco-3745 Router
Cisco-2811 Router
Cisco-7204 Router
Cisco 3745 Router
UKWLRS1L02 (ProLiant ML370 G5) — SQL Server
UKWLRSQL01 (ProLiant ML370 G3) — SQL Server
UKWLRSTS01 (Proliant ML380 G3) — Terminal Server
UKBWGSTS01 (ProLiant ML370 G3) — Standby Terminal Server
UKBWGSES02 — Exchange Server
F5 Remote Access Network Appliances
WatchGuard Firewall Network Appliance

Schedule 14 : Collateral Warranties
Schedule 14
Collateral Warranties

No	Date	Description	Parties

Collateral warranty of contractor

1	11/10/2006	Warranty of contractor to tenant collateral to a building contract	Bowmer & Kirkland Limited (1) Handleman UK Limited (2)

Collateral warranties of consultants

2	11/10/2006	Warranty of architect to tenant	Burks Green & Partners Limited (1) Handleman UK Limited (2)

3	11/10/2006	Warranty of consulting engineer to tenant	Burks Green & Partners Limited (1) Handleman UK Limited (2)

4	11/10/2006	Warranty of building services engineer to tenant	Couch Perry & Wilkes LLP (1) Handleman UK Limited (2)

5	11/10/2006	Warranty of employer’s agent to tenant	Manly Project Services Limited (1) Handleman UK Limited (2)

6	11/10/2006	Deed collateral to terms of engagement of environmental and geotechnical consultant	Environ UK Limited (1) Handleman UK Limited (2)

Collateral warranties of sub-contractors

7	11/10/2006	Warranty of roof and wall cladding sub-contractor to tenant	Yorkshire Sheeting and Insulation Services Limited (1) Handleman UK Limited (2)

8	11/10/2006	Warranty of structural steelwork sub-contractor to tenant	Atlas Ward Structures Limited (1) Handleman UK Limited (2)

9	11/10/2006	Warranty of mechanical and electrical sub-contractor to tenant	W H Good Limited (1) Handleman UK Limited (2)

10	11/10/2006	Warranty of pre-cast concrete floor sub-contractor to tenant	Bison Concrete Products Limited (1) Handleman UK Limited (2)

Schedule 14 : Collateral Warranties

No	Date	Description	Parties

11	11/10/2006	Warranty of windows and curtain walling sub-contractor to tenant	Dortech Architectural Systems Limited (1) Handleman UK Limited (2)

12	11/10/2006	Warranty of pre-cast concrete ground beams sub-contractor to tenant	Roger Bullivant Limited (1) Handleman UK Limited (2)

13	11/10/2006	Warranty of piling and ground improvement works sub-contractor to tenant	Roger Bullivant Limited (1) Handleman UK Limited (2)

14	11/10/2006	Warranty of symphonic drainage sub-contractor to tenant	Aquaphonix Limited(1) Handleman UK Limited (2)

15	11/10/2006	Warranty of smoke vents sub-contractor to tenant	Cosaf Environments Limited (1) Handleman UK Limited (2)

16	11/10/2006	Warranty of floor slab sub-contractor to tenant	Snowden Flooring Limited (1) Handleman UK Limited (2)

17	18/10/2006	Warranty of lift installation sub-contractor to tenant	Schindler Limited (1) Handleman UK Limited (2)

Collateral warranty of sub-contractor’s sub-consultant

18	11/10/2006	Warranty of floor slab designer (appointed by Snowden Flooring Limited) to tenant	George Hutchison Associates Limited (1) Handleman UK Limited (2)

Schedule 15 : Schedule 15
Schedule 15
Apportionments and adjustments
Part 1
Anticipated apportionments

Description	Amount due from Sellers (£)	Amount due from Buyer (£)
Holiday Pay Accrual	0 for post-May 2008	Nil
Rent on Property	Nil	66,923
Rates and services	Nil	Nil
Royalties	Nil	Nil
Payments under rental agreements	Nil	1,879
Salaries/Wages	Nil	Nil
National Insurance	Nil	Nil
Pension Contributions	Nil	Nil
Prepayments	Nil	89,605
Non-Directs	490,686	Nil
US prepaid IT Hardware Lease rentals	Nil	116,202
Uncollected marketing/ marked down payments	Nil	72,367
Net Anticipated Apportionment	143,710	Nil

Schedule 15: Apportionments and adjustments
Schedule 15
Part 2
Agreed adjustments

Description	Amount due from Sellers (£)	Amount due from Buyer (£)
Holiday Pay Accrual	20,000 for pre-May 2008	Nil
Retention bonuses	65,680	Nil
Spares for Sortation Equipment	Nil	40,000
Redundancy costs	8,175	Nil
Marketing/ marked down repayments	Nil	33,155
Net Agreed Adjustments	20,700	Nil

EXECUTION PAGE

)
)
Signed by	)
(PLEASE PRINT NAME))
)
on behalf of Handleman UK Limited	)

Director

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)
Signed by	)
(PLEASE PRINT NAME))
)
on behalf of Handleman Company Inc	)

Director

)
)
Signed by
(PLEASE PRINT NAME)
on behalf of Oakwood Distribution Limited

Director

Director/Secretary